Exhibit 10.12

THE COMCAST CORPORATION RETIREMENT-INVESTMENT PLAN

(Amended and Restated Effective December 12, 2007)

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THE COMCAST CORPORATION RETIREMENT-INVESTMENT PLAN

Amended and Restated Effective December 12, 2007

Background

Comcast Corporation, a Pennsylvania corporation, established The Comcast Corporation Employees’ Thrift Plan (the “Plan”) to provide benefits to those of its employees and the employees of its subsidiaries who were eligible to participate as provided therein effective December 1, 1979. The Plan was amended from time to time and amended, restated and redesignated The Comcast Corporation Retirement-Investment Plan effective March 1, 1983. The Plan has been amended subsequently, and amended and restated at various times.

Comcast Corporation amended, restated and redesignated the Plan as The AT&T Comcast Corporation Retirement-Investment Plan, effective November 18, 2002, the date on which the combination of Comcast Corporation and AT&T Broadband Corp. was consummated. Immediately following such redesignation, the Plan was renamed as The Comcast Corporation Retirement-Investment Plan. The Plan was most recently amended and restated, effective July 1, 2003.

Plan Mergers/Asset Transfers Prior to the Effective Date

The following plans were merged into the Plan as of the dates indicated below:

(1)	Barden Savings Plan, the Michigan Savings Plan, the Suburban Savings Plan and the profit sharing and cash or deferred arrangement portion of the Selkirk Plan were merged with and into this Plan – January 1, 1996

(2)	Jones Intercable, Inc. Profit Sharing\Retirement Savings Plan – October 1, 1999

(3)	Garden State Cablevision Retirement-Investment Plan – May 1, 2000

(4)	Prime Communications – Potomac LLC 401(k) Retirement & Savings Plan and the Prime Cable 401(k) Savings and Security Plan – August 1, 2000

(5)	TGC, Inc. D/B/A The Golf Channel 401(k) Profit Sharing Plan – August 1, 2002

Effective April 1, 1998, assets from the tax-qualified defined contribution plan of Marcus Cable (the “Marcus Cable Plan”), attributable to the account balances of participants in the Marcus Cable Plan who transferred employment directly from Marcus Cable to the Company in connection with the Company’s acquisition of certain cable television businesses of Marcus Cable, were transferred to the Plan.

Effective November 1, 1999, assets from the tax-qualified defined contribution plans of Greater Media (the “Greater Media Plans”), attributable to the account balances of participants in the Greater Media Plans who transferred employment directly from Greater Media to the Company in connection with the Company’s acquisition of the Philadelphia cable television business of Greater Media, were transferred to the Plan.

Effective April 1, 2002, assets from the Lenfest Group Retirement Plan were transferred to the Plan.

Effective July 1, 2003 (the “Effective Date”), the Comcast Cable Communications Holdings, Inc. Long Term Savings Plan (formerly the AT&T Broadband Long Term Savings Plan) was merged with and into the Plan.

CCCHI Plan Mergers/Asset Transfers Prior to the Effective Date

The following plans were merged into the CCCHI Plan as of the dates indicated below:

(1)	TCI TKR L.P. Retirement Savings Plan for Bargaining Unit Employees – May 31, 2001

(2)	AT&T Long Term Savings Plan – San Francisco – June 22, 2001

(3)	MediaOne Group 401(k) Savings Plan – July 1, 2001

(4)	United Artists Cablesystems Corporation Savings and Investment Plan – August 2, 2002

(5)	TKR Cable Company Defined Contribution Plan – October 4, 2002.

(6)	Tech TV Savings and Profit Sharing Plan – December 31, 2007

(7)	401(k) Savings Plan for Certain Seymour Employees – December 31, 2007

(8)	ThePlatform for Media Retirement Savings Plan – December 31, 2007

Effective January 25, 2002, assets from the AT&T Merger and Acquisition Retirement Savings Plan, to the extent attributable to current and former employees of AT&T Broadband, were transferred to the CCCHI Plan.

Amendment and Restatement

Comcast Corporation hereby amends and restates The Comcast Corporation Retirement-Investment Plan, effective December 12, 2007, unless stated otherwise herein, subject to receipt of an Internal Revenue Service determination that the Plan continues to meet all applicable requirements of section 401(a) of the Code, that employer contributions thereto remain deductible under section 404 of the Code and that the trust fund maintained with respect thereto remains tax exempt under section 501(a) of the Code.

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ARTICLE I

DEFINITIONS

Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice-versa. Any term used herein without an initial capital letter that is used in a provision of the Code with which this Plan must comply to meet the requirements of section 401(a) of the Code shall be interpreted as having the meaning used in such provision of the Code, if necessary for the Plan to comply with such provision.

“Account” means the entries maintained in the records of the Trustee which represent the Participant’s interest in the Fund. The term “Account” shall refer, as the context indicates, to any or all of the following:

“After-Tax Matched Contribution Account” – the Account to which are credited After-Tax Matched Contributions allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto. In addition, amounts denominated as “After-Tax Matched Contributions” under the CCCHI Plan are credited to this Account.

“After-Tax Rollover Account” – the Account to which are credited a Participant’s After-Tax Rollover Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto. In addition, amounts denominated as “Non-taxable Rollover Contributions” under the CCCHI Plan are credited to this Account.

“After-Tax Unmatched Contribution Account” – the Account to which are credited After-Tax Unmatched Contributions allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto. In addition, amounts denominated as “Prior Plan Contributions” under the Plan prior to the Effective Date, as well as amounts denominated as “After-Tax Unmatched Contributions” under the CCCHI Plan, are credited to this Account.

“Broadband Heritage Matching Contribution Account” – the Account to which are credited Broadband Heritage Matching Contributions and Prior Broadband Heritage Matching Contributions allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

“Catch-Up Contribution Account” – the Account to which are credited Catch-Up Contributions allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto. In addition, catch-up contributions allocated to a Participant under the Plan or the CCCHI prior to the Effective Date are allocated to this Account.

“Matching Contribution Account” – the Account to which are credited Matching Contributions allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto. In addition, matching contributions under the Plan after December 31, 2000 and through the Effective Date, as well as matching contributions under the CCCHI Plan after December 31, 2002 and through the Effective Date are allocated to this Account.

“Pre-Tax Matched Contribution Account” – the Account to which are credited a Participant’s Pre-Tax Matched Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto. In addition, amounts denominated as “Salary Reduction Contributions” under the Plan prior to the Effective Date that were matched, as well as amounts denominated as “Pre-Tax Matched Contributions” under the CCCHI Plan are credited to this Account.

“Pre-Tax Unmatched Contribution Account” – the Account to which are credited a Participant’s Pre-Tax Unmatched Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto. In addition, amounts denominated as “Salary Reduction Contributions” under the Plan prior to the Effective Date that were not matched, as well as amounts denominated as “Pre-Tax Unmatched Contributions” under the CCCHI Plan are credited to this Account.

“Prior Company Matching Contribution Account (Unvested)” – the Account to which are credited Prior Company Matching Contributions (Unvested) allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

“Prior Company Matching Contribution Account (Vested)” – the Account to which are credited Prior Company Matching Contributions (Vested) allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

“QNEC Account” – the Account to which are credited a Participant’s Qualified Non-Elective Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto, including any amounts designated as qualified non-elective contributions under the Plan or the CCCHI Plan prior to the Effective Date.

“Taxable Rollover Account” – the Account to which are credited a Participant’s Taxable Rollover Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto. In addition, amounts denominated as “Rollover Contributions” under the Plan prior to the Effective Date, as well as amounts denominated as “Taxable Rollover Contributions” under the CCCHI Plan are credited to this Account.

“Active Participant” means an individual who has become an Active Participant as provided in Article II and has remained a Covered Employee at all times thereafter.

“Actual Deferral Percentage” means, for any Early Entry Eligible Employee for a given Plan Year, the ratio of:

(a) the sum of:

(1) such Early Entry Eligible Employee’s Pre-Tax Contributions for the Plan Year, plus

(2) in the case of any Highly Compensated Early Entry Eligible Employee, his elective deferrals for the year under any other qualified retirement plan, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a tax credit employee stock ownership plan as defined in section 409(a) of the Code, maintained by the Participating Company or any Affiliated Company; to

(b) the Early Entry Eligible Employee’s Compensation for that portion of the Plan Year during which he was an Early Entry Eligible Employee.

“Administrator” means the plan administrator within the meaning of ERISA. The Committee shall be the Administrator.

“Affiliated Company” means, with respect to any Participating Company:

(a) In General.

(1) any corporation that is a member of a controlled group of corporations, as determined under section 414(b) of the Code, which includes such Participating Company;

(2) any trade or business (whether or not incorporated) that is under common control with such Participating Company, as determined under section 414(c) of the Code;

(3) any member of an affiliated service group, as determined under section 414(m) of the Code, of which such Participating Company is a member; and

(4) any other organization or entity which is required to be aggregated with the Participating Company under section 414(o) of the Code and regulations issued thereunder.

(b) “50% Affiliated Company.” “50% Affiliated Company” means an Affiliated Company described in subsection (a)(1) or subsection (a)(2) of this definition, but determined with “more than 50%” substituted for the phrase “at least 80%” in section 1563(a) of the Code, when applying sections 414(b) and (c) of the Code.

(c) Special Rules. (i) An entity is an Affiliated Company only during those periods in which it is included in a category described in subsection (a) or (b) of this definition. (ii) For purposes of crediting service for eligibility to participate and vesting, an entity at least 25% owned by the Company or a Participating Company shall be deemed an Affiliated Company; provided that, for purposes of eligibility to participate, crediting of such service is contingent upon an Employee notifying the Company of such prior service and verification of such prior service.

“After-Tax Contributions” means After-Tax Matched Contributions and After-Tax Unmatched Contributions.

“After-Tax Matched Contributions” means an amount that a Participant who is a Covered Union Employee (Broadband) elects to have deducted from his or her Compensation, in accordance with Article IV, after income taxes have been withheld on such amounts. After-Tax Matched Contributions are eligible for Broadband Heritage Matching Contributions.

“After-Tax Rollover Contributions” means a contribution to the Plan made in accordance with the rules of section 402 of the Code and pursuant to Section 7.1 of amounts which will not constitute taxable income to the Participant when distributed or withdrawn.

“After-Tax Unmatched Contributions” means an amount that a Participant who is a Covered Union Employee (Broadband) elects to have deducted from his or her Compensation, in accordance with Article IV, after income taxes have been withheld on such amounts. After-Tax Unmatched Contributions are not eligible for Broadband Heritage Matching Contributions.

“Age” means, for any individual, his age on his last birthday, except that an individual reaches Age 59 1/2 or Age 70 1/2 on the corresponding date in the sixth calendar month following the month in which his 59th or 70th (respectively) birthday falls (or the last day of such sixth month if there is no such corresponding date therein).

“AT&T Broadband Transaction” means the combination of Comcast Corporation and AT&T Broadband Corp., which was consummated on November 18, 2002.

“Average Actual Deferral Percentage” means, for a specified group of Early Entry Eligible Employees for a Plan Year, the average of the Actual Deferral Percentages for such Early Entry Eligible Employees for the Plan Year.

“Average Contribution Percentage” means, for a specified group of Early Entry Eligible Employees for a Plan Year, the average of the Contribution Percentages for such Early Entry Eligible Employees for the Plan Year.

“Benefit Commencement Date” means, for any Participant or beneficiary, the date as of which the first benefit payment, including a single sum, from the Participant’s Account is due, other than pursuant to a withdrawal under Article VIII.

“Board of Directors” means the board of directors (or other governing body) of the Company and, to the extent the Board has delegated its authority hereunder to the Board’s Executive Committee, the Executive Committee.

“Broadband Heritage Matching Contributions” means the amounts contributed by the Company pursuant to Section 3.5.1(c).

“Catch-Up Contributions” means for any eligible Participant, contributions on his behalf as provided in Section 3.1.3 that are made in accordance with, and subject to the limitations of, section 414(v) of the Code.

“CCCHI Plan” means the Comcast Cable Communications Holdings, Inc. Long Term Savings Plan (formerly the AT&T Broadband Long Term Savings Plan), as in effect on June 30, 2003.

“Change in Control” means (i) “Change in Control” as defined in the AT&T 1997 Long Term Incentive Program (as amended May 19, 1999 and March 14, 2000), or (ii) the merger between AT&T Broadband and Comcast Corp. contemplated in the Agreement and Plan of Merger dated as of December 19, 2001 by and among AT&T Corp., AT&T Broadband Corp., Comcast Corporation, AT&T Broadband Acquisition Corp., Comcast Acquisition Corp. and AT&T Comcast Corporation.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

“Committee” means the individuals appointed to supervise the administration of the Plan, as provided in Article X of the Plan.

“Company” means Comcast Corporation.

“Company Stock” means Comcast Corporation Class A Common Stock.

“Compensation” means, for any Eligible Employee, for any Plan Year or Limitation Year, as the case may be:

(a) except as otherwise provided below in this definition, and subject to the limitations set forth in subsection (c) of this definition, his wages as reported on Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code) from a Participating Company for such Plan Year, reduced by reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits, but including Pre-Tax Contributions and elective contributions that are not includible in gross income under sections 125 or 402(a)(8) of the Code. For the purposes of the definitions of “Actual Deferral Percentage” and “Contribution Percentage” in this Article (except as otherwise provided in such definitions), the Company may elect to consider only Compensation as defined above for that portion of the Plan Year during which the Employee was an Eligible Employee, provided that this election is applied uniformly to all Eligible Employees for the Plan Year.

(b) for the purposes of Article XIII and Section 3.9, subject to the limitations set forth in subsection (c) of this definition, the Employee’s wages as reported on Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code); provided that, Compensation shall include any elective deferral as defined by section 402(g)(3) of the Code, all employee contributions to an annuity under section 403(b) of the Code, and any amount which is contributed or deferred by a Participating Company or Affiliated Company at the election of the Employee and which is not includible in the gross income of the Employee by reason of sections 125, 132(f) or 457 of the Code.

(c) Only compensation not in excess of $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code, shall be considered for all purposes under the Plan.

(d) For purposes of Article III, except Section 3.9, as applied to Covered Union Employees (Broadband), Compensation shall mean base pay (prior to reductions under sections 125 and 401(k) of the Code), bonuses (other than STIP and executive STIP listed below), payments received under the Company Sickness and Accident Disability Plan or short term disability payments under the Company Disability Plan, commissions, and buyout of base pay due to demotion or resulting from pay parity, but shall not include: (1) shift, expatriate, and geographic differentials, overtime, non-cash payments, relocation allowances and special cash payments such as hire, stay or referral payments; (2) payments under the Short-Term Incentive Program (STIP), and executive bonuses including long-term payments and Executive Short-Term Incentive Plan (ESTIP); (3) payments made for waiver of medical coverage, previously deferred compensation, exercise of stock options, gross-up amounts or cashout of paid time off; (4) deferred compensation in any nonqualified plan; or (5) any compensation that is paid with an effective date after retirement or termination of employment.

(e) Notwithstanding anything in the Plan to the contrary, effective on and after January 1, 2006, Compensation shall not include any payments of compensation as described above in subsections (a), (b) and (d) that are paid more than 75 calendar days after an Employee’s Separation from Service.

“Contribution Percentage” means for any Early Entry Eligible Employee for a given Plan Year, the ratio of:

(a) the sum of

(1) such Early Entry Eligible Employee’s Matching Contributions or Broadband Heritage Matching Contributions for the Plan Year, plus

(2) in the case of any Highly Compensated Early Entry Eligible Employee, any employee contributions and employer matching contributions, including any elective deferrals recharacterized as employee contributions, under any other qualified retirement plan, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a tax credit employee stock ownership plan as defined in section 409(a) of the Code, maintained by the Participating Company or any Affiliated Company, plus

(3) at the election of the Committee, any portion of the Early Entry Eligible Employee’s Pre-Tax Contributions for the Plan Year or elective deferrals under any other qualified retirement plan maintained by a Participating Company or any Affiliated Company that may be disregarded without causing this Plan or such other qualified retirement plan to fail to satisfy the requirements of section 401(k)(3) of the Code and the regulations issued thereunder; to

(b) the Early Entry Eligible Employee’s Compensation for that portion of the Plan Year during which he was an Early Entry Eligible Employee.

“Covered Employee” means any Employee who is (a) employed by a Participating Company and designated on the books and records of such Participating Company as an employee and (b) not covered by a collective bargaining agreement, unless such agreement specifically provides for participation hereunder. The following individuals shall not be Covered Employees: (a) an individual who is treated as an Employee solely by reason of being a Leased Employee; (b) an individual who is not on an employee payroll of a Participating Company or the Participating Company does report such individual’s wages on Form W-2; (c) an individual who has entered into an agreement with a Participating Company which excludes him from participation in employee benefit plans of a Participating Company (whether or not such individual is treated or classified as an employee for certain specified purposes that do not include eligibility to participate in the Plan); and (d) an individual who is not classified by the Participating Company as an employee, even if such individual is retroactively recharacterized as an employee by a third party or a Participating Company.

“Covered Union Employee (Broadband)” means a Covered Employee who is represented by the Communications Workers Union of America at locations designated on Appendix A, as it shall be revised from time to time without further action by the Committee to reflect the date as of which, pursuant to amendment of an applicable collective bargaining agreement or union decertification, any such location is no longer in a category covered by Appendix A.

“Covered Union Employee (Comcast)” means a Covered Employee who is represented by a collective bargaining agreement that covers Employees at the Detroit, Michigan or New Haven, Michigan locations.

“Early Entry Eligible Employee” means an Eligible Employee who has satisfied the eligibility requirements of Section 2.3.1, but has not completed a Period of Service of three months. An Eligible Employee shall be considered an “Early Entry Eligible Employee” only for that portion of a Plan Year prior to the time when such Eligible Employee has completed a Period of Service of three months.

“Early Retirement Date” means the first day of any month coincident with or following the Severance from Service Date of any Participant who has attained Age 55.

“Effective Date” means July 1, 2003.

“Eligible Employee” means an Employee who has become an Eligible Employee as set forth in Section 2.3, whether or not he is an Active Participant, and who has remained a Covered Employee at all times thereafter.

“Employee” means an individual who is employed by a Participating Company or an Affiliated Company or an individual who is a Leased Employee.

“Employment Commencement Date” means, for any Employee, the date on which he is first entitled to be credited with an “Hour of Service” described in Paragraph (a)(1) of the definition of Hour of Service in this Article.

“Entry Date” means the first day of any calendar month.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fund” means the fund established for this Plan, administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

“Highly Compensated Early Entry Eligible Employee” means an Early Entry Eligible Employee who is (or is treated as) a Highly Compensated Employee.

“Highly Compensated Employee” means an Employee who:

(a) was a five-percent owner, as defined in section 416(i) of the Code at any time during the Plan Year or preceding Plan Year; or

(b) for the preceding Plan Year received more than $80,000 (as indexed) in Compensation from a Participating Company or an Affiliated Company.

“Hour of Service” means, for any Employee, a credit awarded with respect to:

(a) except as provided in (b),

(1) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company for the performance of employment duties; or

(2) each hour for which he is entitled, either by award or agreement, to back pay from a Participating Company or an Affiliated Company, irrespective of mitigation of damages; or

(3) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, layoff, leave of absence, or military duty.

(b) Anything to the contrary in subsection (a) notwithstanding:

(1) No Hours of Service shall be credited to an Employee for any period merely because, during such period, payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(2) No more than 501 Hours of Service shall be credited to an Employee under subsection (a)(3) of this definition on account of any single continuous period during which no duties are performed by him, except to the extent otherwise provided in the Plan.

(3) No Hours of Service shall be credited to an Employee with respect to payments solely to reimburse for medical or medically related expenses.

(4) No Hours of Service shall be credited twice.

(5) Hours of Service shall be credited at least as liberally as required by the rules set forth in U.S. Department of Labor Reg. §2530.200b-2(b) and (c).

(6) In the case of an Employee who is such solely by reason of service as a Leased Employee, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Participating Company or Affiliated Company that is the recipient thereof.

“Investment Medium” means any fund, contract, obligation, or other mode of investment to which a Participant may direct the investment of the assets of his Account.

“Investment Stock” means Comcast Corporation Class A Special Common Stock.

“Leased Employee” means any person, other than an employee of a Participating Company or an Affiliated Company, who, pursuant to an agreement between a Participating Company or an Affiliated Company (the “recipient”) and any other individual (“leasing organization”), has performed services for the recipient (or for the recipient and related individuals) on a substantially full-time basis for a period of at least one year, and such services are performed by such individuals under the primary direction and control of the recipient, provided that for purposes of determining whether an individual is an Eligible Employee and for purposes of determining an individual’s eligibility and vesting service, an individual who would be a “Leased Employee” but for the requirement that such individual perform services for the recipient (or for the recipient and related individuals) on a substantially full-time basis for a period of at least one year shall nevertheless be treated as a Leased Employee.

“Limitation Year” means the Plan Year or such other 12-consecutive-month period as may be designated by the Company.

“Matching Contributions” means the amounts contributed by the Company pursuant to Sections 3.5.1(a) and (b).

“Normal Retirement Date” means, for any Participant, the date on which he reaches Age 65.

“One-Year Period of Severance” means a 12-consecutive-month period beginning on the Employee’s Severance from Service Date during which the former Employee is credited with no Hours of Service.

“Participant” means an individual for whom one or more Accounts are maintained under the Plan.

“Participating Company” means the Company, each subsidiary of the Company which is eligible to file a consolidated federal income tax return with the Company (except to the extent that the Board or its authorized delegate determines otherwise as reflected on Exhibit A, as amended from time to time) and each other organization which is authorized by the Board of Directors or its authorized delegate to adopt this Plan by action of its board of directors or other governing body. Notwithstanding anything herein to the contrary, the term “Participating Company” excludes:

(a) effective November 21, 2006, E! Entertainment Television, Inc. and its subsidiaries;

(b) for the period beginning August 1, 2006 and ending December 17, 2006, thePlatform for Media, Inc.; and

(c) for the period beginning April 15, 2005, Strata Marketing, Inc.

“Payroll Period” means a weekly, bi-weekly, semi-monthly, or monthly pay period or such other standard pay period of the Participating Company applicable to the class of Employees of which the Eligible Employee is a part.

“Period of Service” means, with respect to any Employee, the period of time commencing on the Employee’s Employment Commencement Date and ending on the Employee’s Severance from Service Date and, if applicable, the period of time commencing on an Employee’s Reemployment Commencement Date and ending on the Employee’s subsequent Severance from Service Date. All service credited under the terms of the Plan in effect prior to the Effective Date shall be considered under the Plan.

“Period of Severance” means the period of time commencing on the Employee’s Severance from Service Date and ending on the date on which the Employee is again entitled to be credited with an Hour of Service.

“Plan” means The Comcast Corporation Retirement-Investment Plan, a profit sharing plan, as set forth herein.

“Plan Year” means each 12-consecutive month period that begins on January 1st and ends on the next following December 31st.

“Pre-Tax Contributions” means Pre-Tax Matched Contributions and Pre-Tax Unmatched Contributions.

“Pre-Tax Matched Contributions” means an amount that a Participant elects to have deducted on a pre-tax basis from his or her Compensation and contributed to the Plan under a pay reduction election pursuant to Article IV. Pre-Tax Matched Contributions are eligible for Company Matching Contributions or Broadband Heritage Matching Contributions, as applicable.

“Pre-Tax Unmatched Contributions” means an amount that a Participant elects to have deducted on a pre-tax basis from his or her Compensation and contributed to the Plan under a pay reduction election pursuant to Article IV. Pre-Tax Unmatched Contributions are not eligible for Company Matching Contributions or Broadband Heritage Matching Contributions.

“Prior Broadband Heritage Matching Contributions” means matching contributions made under the CCCHI Plan prior to the Effective Date that were not subject to accelerated vesting under the CCCHI Plan as a result of the AT&T Broadband Transaction because the Participant was not employed on such date or that were made after the AT&T Broadband Transaction. Such matching contributions are subject to one of the vesting schedules set forth in Section 6.1.2 or 6.1.3.

“Prior Company Matching Contributions (Unvested)” means amounts denominated as “Vision Contributions” under the Plan prior to the Effective Date and matching contributions made pursuant to the Plan prior to January 1, 2001, both of which are subject to the vesting schedule set forth in Section 6.1.4.

“Prior Company Matching Contributions (Vested)” means the following amounts: (a) matching contributions made under the CCCHI Plan prior to the Effective Date that were fully vested in accordance with the change in control vesting provisions of Section 6.3(c) of the CCCHI Plan; (b) amounts credited to the account under the CCCHI Plan denominated as the United Artists Entertainment Company ESOP Account; (c) matching contributions made under the MediaOne Group 401(k) Savings Plan prior to January 1, 1999; and (d) matching contributions credited to a separate sub-account in the Plan and attributable to matching contributions under the following plans that were previously merged into the Plan: (1) Jones Intercable, Inc. Profit Sharing\Retirement Savings Plan, (2) Lenfest Group Retirement Plan, and (3) the tax-qualified defined contribution plans of Greater Media.

“Qualified Non-Elective Contributions” means contributions made pursuant to Section 3.9.4.

“Reemployment Commencement Date” means the first day following a One-Year Period of Severance on which an Employee is entitled to be credited with an Hour of Service described in Paragraph (a)(1) of the definition of “Hour of Service” in this Article.

“Required Beginning Date” means:

(a) For any Participant who attains Age 70 1/2 and is not a 5-percent owner (within the meaning of section 416 of the Code) of a Participating Company, April 1 of the calendar year following the later of the calendar year in which he has a Severance from Service Date or the calendar year in which he attained Age 70 1/2.

(b) For any Participant who attains Age 70 1/2 and is a 5-percent owner (within the meaning of section 416 of the Code) of a Participating Company, April 1 of the calendar year next following the calendar year in which he attains Age 70 1/2.

(c) For any Participant who filed a valid deferral election with the Participating Company before January 1, 1984, and which has not subsequently been revoked, the date set forth in such election.

“Severance from Service Date” means the date, as recorded on the records of a Participating Company or an Affiliated Company, on which an Employee of such company quits, retires, is discharged, or dies, or, if earlier, the first anniversary of the first day of a period during which the Employee remains absent from service with all Participating Companies and Affiliated Companies (with or without pay) for any other reason, except:

(a) Solely for purposes of determining whether a One-Year Period of Severance has occurred, if the Employee is absent from work beyond the first anniversary of the first day of absence by reason of pregnancy, childbirth, or placement in connection with adoption, or for purposes of the care of such Employee’s child immediately after birth or placement in connection with adoption, such Employee’s Severance from Service Date shall be the second anniversary of the first day of such absence; or

(b) If the Employee is absent for military service under leave granted by the Participating Company or Affiliated Company or required by law, the Employee shall not be considered to have a Severance from Service Date, provided the absent Employee returns to service with the Participating Company or Affiliated Company within 90 days of his release from active military duty or any longer period during which his right to reemployment is protected by law.

“Special Employee” means an Employee whose regularly scheduled paid work week does not exceed 20 hours, or whose employment is classified as “temporary” or “intermittent,” both in accordance with uniformly applied personnel policies.

“Taxable Rollover Contributions” means a contribution to the Plan made in accordance with the rules of section 402 of the Code and pursuant to Section 7.1 of amounts which will constitute taxable income to the Participant when distributed or withdrawn. Taxable Rollover Contributions shall also include any amount voluntarily transferred by a Participant from the Storer Communications Pension Plan, or from the tax-qualified defined contribution plans of Adelphia Communications Corporation, Home Team Sports, AT&T, MidAtlantic Communications, or Cable Network Services LLC (in which Outdoor Life Network was a participating employer).

“Total Disability” means, with respect to any Participant, the earlier to occur of (a) the Participant qualifying for Social Security disability benefits or (b) the Participant becoming eligible for and receiving benefits under a long-term disability program sponsored by a Participating Company or an Affiliated Company.

“Trust Agreement” means any agreement and declaration of trust executed under this Plan.

“Trustee” means the corporate trustee or trustees or one or more individuals collectively appointed and acting under a Trust Agreement.

“Valuation Date” means each day the New York Stock Exchange is open for trading, or such other day as the Committee shall determine.

“Year of Eligibility Service” means, for any Special Employee, a credit used to determine his eligibility to participate under the Plan, as further described in Section 2.2.

“Year of Service” means, for any Employee, a credit used to determine his vested status under the Plan, as further described in Section 6.2.

ARTICLE II

TRANSITION AND ELIGIBILITY TO PARTICIPATE

Section 2.1. Rights Affected and Preservation of Accrued Benefit. Except as provided to the contrary herein, the provisions of this amended and restated Plan shall apply only to Employees who complete an Hour of Service on or after the Effective Date. The rights of any other individual shall be governed by the Plan as in effect upon his Severance from Service Date, except to the extent expressly provided in any amendment adopted subsequently thereto. Additional rules regarding service credit are set forth in Article XV.

Section 2.2. Year of Eligibility Service for Special Employees.

2.2.1. A Special Employee shall be credited with a Year of Eligibility Service as of the close of the 12-consecutive-month period that begins on his Employment Commencement Date if he is credited with 1,000 or more Hours of Service during such period.

2.2.2. A Special Employee who is not credited with 1,000 Hours of Service during such period shall be credited with a Year of Eligibility Service as of the close of the first Plan Year in which he is credited with 1,000 or more Hours of Service.

Section 2.3. Eligibility to Participate – Pre-Tax Contributions.

2.3.1. Each Covered Employee as of the Effective Date who was eligible to participate in the Plan in the CCCHI Plan immediately prior to the Effective Date shall continue to be an Eligible Employee as of the Effective Date.

2.3.2. Each Covered Employee who was not eligible to participate immediately prior to the Effective Date shall become an Eligible Employee on the Entry Date next following:

(a) his completion of a Period of Service of at least six months, if he is other than a Special Employee or a Covered Union Employee (Broadband);

(b) his completion of one Year of Eligibility Service, if he is a Special Employee but not Covered Union Employee (Broadband); or

(c) his completion of one month of Service, if he is a Covered Union Employee (Broadband); provided however, that a Covered Union Employee (Broadband) who, as of the date after the Effective Date that he or she ceases to be a Covered Union Employee (Broadband), does not satisfy the eligibility requirements of the preceding subsections (a) or (b), as applicable, must satisfy such requirements in order to be eligible to make Pre-Tax Contributions after such date.

Notwithstanding anything herein to the contrary, effective July 1, 2007, a Covered Employee shall become an Eligible Employee on the first of the month next following his completion of a Period of Service of three months.

2.3.3. If an individual is not a Covered Employee on the Entry Date next following the date he meets the requirements of Section 2.3.2, he shall become an Eligible Employee as of the first date thereafter on which he is a Covered Employee.

2.3.4. If a Covered Employee does not satisfy the requirements of Section 2.3.2 prior to incurring a Severance from Service Date, but is rehired prior to incurring a One-Year Period of Severance, the prior Period of Service shall be considered for purposes of satisfying the requirements of Section 2.3.2. If the Covered Employee incurs a One-Year Period of Severance, his prior Period of Service shall not be considered upon a subsequent Reemployment Commencement Date.

2.3.5. An Eligible Employee who ceases to be a Covered Employee, due to incurring a Severance from Service Date or otherwise, and who later becomes a Covered Employee, shall become an Eligible Employee as of the date on which he first again completes an Hour of Service as a Covered Employee.

Section 2.4. Election to Make Pre-Tax Contributions. Each Eligible Employee may elect to make Pre-Tax Contributions and become an Active Participant by filing a notice in accordance with Section 14.9 of such election with the Committee. Such notice shall authorize the Participating Company to reduce such Eligible Employee’s cash remuneration by an amount determined in accordance with Section 3.1 and to make Pre-Tax Contributions on such Eligible Employee’s behalf in the amount of such reduction. Such election shall be effective as soon as administratively practicable following receipt of his election by the Committee.

Section 2.4A. Automatic Enrollment. Each Eligible Employee who (i) is employed by a Participating Company on or after July 1, 2007 (other than an Eligible Employee who commences employment by a Participating Company as the result of the acquisition of the business of such Eligible Employee’s employer by a Participating Company (whether via a merger, stock acquisition or asset acquisition) and (ii) does not elect to make Pre-Tax Contributions and become an Active Participant pursuant to Section 2.4 will be automatically enrolled in the Plan on the first of the month next following the Eligible Employee’s completion of three months of service, provided that the Eligible Employee does not affirmatively elect to decline to be an Active Participant in the Plan. Such an automatically enrolled Eligible Employee will be an Active Participant in the Plan as soon as administratively practicable following the expiration of the time determined by the Committee for returning the election form which includes the option to elect to decline to be an Active Participant in the Plan. Covered Employees who are designated by the Committee or its delegate as having been reemployed by a Participating Company following a Severance from Service Date are not considered Eligible Employees for purposes of the automatic enrollment provisions described in this Section 2.4A.

Section 2.5. Participation in Matching Contributions.

2.5.1. If an Active Participant was eligible to share in Matching Contributions immediately prior to the Effective Date, such Active Participant shall continue to be eligible to share in Matching Contributions as of the Effective Date.

2.5.2. If Salary Reduction Contributions are made on behalf of an Active Participant in any Plan Year, such Active Participant shall share in any Matching Contributions under Section 3.4 beginning on the Entry Date next following completion of a Period of Service of three months.

Section 2.6. Eligibility to Participate – After-Tax Contributions. A Covered Union Employee (Broadband) shall be eligible to make After-Tax Contributions at the same time that such Employee becomes eligible to make Pre-Tax Contributions in accordance with Section 2.2; provided that, if and when such Employee ceases to be a Covered Union Employee (Broadband), such Employee shall no longer be eligible to make After-Tax Contributions. Elections to make After-Tax Contributions shall be accomplished in the manner specified in Section 2.4.

Section 2.7. Data. Each Employee shall furnish to the Committee such data as the Committee may consider necessary for the determination of the Employee’s rights and benefits under the Plan and shall otherwise cooperate fully with the Committee in the administration of the Plan.

Section 2.8. Credit for Qualified Military Service. Notwithstanding any provision in this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

ARTICLE III

CONTRIBUTIONS TO THE PLAN

Section 3.1. Pre-Tax Contributions.

3.1.1. When an Eligible Employee files an election under Section 2.4 to have Pre-Tax Contributions made on his behalf, he shall elect the percentage by which his Compensation shall be reduced on account of such Pre-Tax Contributions. Subject to Section 3.8, this percentage may be between one percent (1%) and fifty percent (50%) of such Compensation, rounded to the nearer whole percentage. An automatically enrolled Eligible Employee’s Pre-Tax Contributions will be equal to two percent (2%) of the Eligible Employee’s Compensation unless such percentage is changed by the Eligible Employee in accordance with Section 3.3 and subject to Section 3.8. The Participating Company shall contribute an amount equal to such percentage of the Eligible Employee’s Compensation to the Fund for credit to the Eligible Employee’s Pre-Tax Matched Contribution Account and/or Pre-Tax Unmatched Contribution Account, as applicable, provided that such contributions may be prospectively limited as provided in Section 3.9.

3.1.2. Pre-Tax Contributions made on behalf of an Eligible Employee under this Plan, together with elective deferrals under any other plan or arrangement maintained by any Participating Company or Affiliated Company, shall not exceed $12,000 (as adjusted in accordance with section 402(g) of the Code and regulations thereunder) for any calendar year. To the extent necessary to satisfy this limitation for any year:

(a) elections under Section 3.1.1 shall be prospectively restricted; and

(b) after application of Section 3.1.2(a), the excess Pre-Tax Contributions and excess elective deferrals under any other plan or arrangement maintained by any Participating Company or Affiliated Company (with earnings thereon, but reduced by any amounts previously distributed under Section 3.9.1 for the year) shall be paid to the Participant on or before the April 15 first following the calendar year in which such contributions were made.

If the Pre-Tax Contributions plus elective deferrals described above do not exceed such limitation, but Pre-Tax Contributions, plus the elective deferrals, as defined in section 402(g)(3) of the Code, under any other plan for any Participant exceed such limitation for any calendar year, upon the written request of the Participant made on or before the March 1 first following such calendar year, the excess, including any earnings attributable thereto, designated by the Participant to be distributed from the Plan shall be paid to the Participant on or before the April 15 first following such calendar year.

3.1.3. Catch-Up Contributions. Eligible Employees who have attained Age 50 before the close of any Plan Year shall be eligible to make Catch-Up Contributions. Catch-Up Contributions shall not be limited by the maximum deferral percentage imposed in Section 3.1.1. Furthermore, they shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(m)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-Up Contributions shall not be matched pursuant to Section 3.4.

Section 3.2. After-Tax Contributions. With respect to Participants who are Covered Union Employees (Broadband), the total amount of Pre-Tax Contributions and After-Tax Contributions credited to a Participant’s Account may not exceed 50% of the Participant’s Compensation.

Section 3.3. Change of Percentage Rate. A Participant may, without penalty, change the percentage of Compensation designated (i) through his automatic enrollment in the Plan or (ii) by him as his contribution rate under Sections 3.1.1 and/or 3.2, as applicable, to any percentage permitted by Sections 3.1.1 or 3.2, and such percentage shall remain in effect until so changed. Any such change shall become effective as soon as administratively practicable following receipt of the change by the Committee.

Section 3.4. Discontinuance of Pre-Tax Contributions and After-Tax Contributions. A Participant may discontinue his Pre-Tax Contributions or After-Tax Contributions at any time. Such discontinuance shall become effective as soon as administratively practicable following receipt of the discontinuance by the Committee.

Section 3.5. Matching Contributions.

3.5.1. Subject to Sections 2.5, 3.8 and 3.9, the Participating Company shall contribute to the Fund for each Payroll Period:

(a) with respect to each Active Participant during a Plan Year, other than an Active Participant who is a Covered Union Employee (Comcast) or Covered Union Employee (Broadband), an amount equal to one hundred percent (100%) of such Participant’s Pre-Tax Matched Contributions for such Payroll Period not in excess of six percent (6%) of his Compensation for such Payroll Period.

(b) with respect to each Active Participant during a Plan Year who is a Covered Union Employee (Comcast), an amount equal to the sum of: (1) one hundred percent (100%) of such Participant’s Pre-Tax Matched Contributions for such Payroll Period not in excess of three percent (3%) of his Compensation for such Payroll Period; plus (2) fifty percent (50%) of such Participant’s Pre-Tax Matched Contributions for such Payroll Period in excess of three percent (3%) but not in excess of six percent (6%) of his Compensation for such Payroll Period, for a total maximum Matching Contribution not in excess of four and one-half percent (4.5%) of his Compensation for such Payroll Period.

(c) with respect to each Active Participant during a Plan Year who is a Covered Union Employee (Broadband), an amount, referred to as the “Broadband Heritage Matching Contribution,” equal to seventy-five percent (75%) of the sum of such Participant’s Pre-Tax Matched Contributions and After-Tax Matched Contributions for such Payroll Period not in excess of 8% of his Compensation for such Payroll Period.

(d) Notwithstanding Section 3.5.1, if the sum of the Matching Contributions made for an Active Participant (other than an Active Participant who is a Covered Union Employee (Broadband)) on a Payroll Period basis for any Plan Year fails to provide the maximum amount of Matching Contributions to which such Active Participant would be entitled except for the Matching Contributions being made on a Payroll Period basis for such Plan Year or because of Catch-Up Contributions being re-designated as Pre-Tax Matched Contributions, a Participating Company shall make an additional Matching Contribution for the benefit of such Participant for such Plan Year in an amount equal to the amount which, when added to the Matching Contributions made pursuant to Section 3.4.1, would have been contributed had the Matching Contribution been based on the amount of the Participant’s annual Pre-Tax Matched Contributions and annual Compensation. If an Active Participant is a Covered Union Employee (Broadband) for only a portion of a Plan Year, such Active Participant shall be eligible for an additional Matching Contribution for that portion of the Plan Year following the date that he ceases to be a Covered Union Employee (Broadband), based on Compensation earned and Pre-Tax Matched Contributions made after such date.

3.5.2. The Participating Companies’ Matching Contribution obligation for a Plan Year shall be offset by the amount, if any, of the sum of Matching Contributions, Broadband Heritage Matching Contributions and Prior Company Matching Contributions (Unvested) forfeited during such Plan Year by Participants who were Employees of such Participating Company, provided that Matching Contributions and Broadband Heritage Matching Contributions may be prospectively limited as provided in Section 3.9. Notwithstanding the foregoing, the contributions under this Section for any Plan Year shall not cause the total contributions by the Participating Company to exceed the maximum allowable current deduction under the applicable provisions of the Code.

Section 3.6. Timing and Deductibility of Contributions. Matching Contributions and Broadband Heritage Matching Contributions for any Plan Year under this Article shall be made no later than the last date on which amounts so paid may be deducted for Federal income tax purposes for the taxable year of the employer in which the Plan Year ends. All Participating Company contributions are expressly conditioned upon their deductibility for Federal income tax purposes. Amounts contributed as Pre-Tax Contributions, After-Tax Contributions, After-Tax Rollover Contributions and Taxable Rollover Contributions will be remitted to the Trustee as soon as practicable.

Section 3.7. Fund. The contributions deposited by the Participating Company in the Fund in accordance with this Article shall constitute a fund held for the benefit of Participants and their eligible beneficiaries under and in accordance with this Plan. No part of the principal or income of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their eligible beneficiaries (including necessary administrative costs); provided, that in the case of a contribution made by the Participating Company as a mistake of fact, or for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, the Participating Company shall be entitled to a refund of said contributions, which must be made within one year after payment of a contribution made as a mistake of fact, or within one year after disallowance.

Section 3.8. Limitation on Pre-Tax Contributions and Matching Contributions.

3.8.1. For any Plan Year, the Average Actual Deferral Percentage for the Highly Compensated Early Entry Eligible Employees for the current Plan Year shall not exceed the greater of:

(a) one hundred twenty-five percent (125%) of the Average Actual Deferral Percentage for all other Early Entry Eligible Employees for the preceding Plan Year; or

(b) the lesser of:

(1) two hundred percent (200%) of the Average Actual Deferral Percentage for all other Early Entry Eligible Employees for the preceding Plan Year; or

(2) two percent (2%) plus the Average Actual Deferral Percentage for all other Early Entry Eligible Employees for the preceding Plan Year.

3.8.2. For any Plan Year, the Average Contribution Percentage for the Highly Compensated Early Entry Eligible Employees for the current Plan Year shall not exceed the greater of:

(a) one hundred twenty-five percent (125%) of the Average Contribution Percentage for all other Early Entry Eligible Employees for the preceding Plan Year; or

(b) the lesser of:

(1) two hundred percent (200%) of the Average Contribution Percentage for all other Early Entry Eligible Employees for the preceding Plan Year; or

(2) two percent (2%) plus the Average Contribution Percentage for all other Early Entry Eligible Employees for the preceding Plan Year.

3.8.3. If the Plan and any other plan(s) maintained by a Participating Company or an Affiliated Company are treated as a single plan for purposes of section 401(a)(4) or section 410(b) of the Code, the limitations in Sections 3.8.1 and 3.8.2 shall be applied by treating the Plan and such other plan(s) as a single plan.

3.8.4. The application of this Section shall satisfy sections 401(k) and 401(m) of the Code and regulations thereunder and such other requirements as may be prescribed by the Secretary of the Treasury.

3.8.5. The test set forth in Section 3.8.1 must be satisfied separately with respect to (1) Early Entry Eligible Employees who are not covered by a collective bargaining agreement and (2) Early Entry Eligible Employees who are covered by a collective bargaining agreement. The test set forth in Section 3.8.2 must be satisfied only with respect to Early Entry Eligible Employees who are not covered by a collective bargaining agreement.

Section 3.9. Prevention of Violation of Limitation on Pre-Tax Contributions and Matching Contributions. The Committee shall monitor the level of Participants’ Pre-Tax Contributions, Matching Contributions, Broadband Heritage Matching Contributions, and elective deferrals, employee contributions, and employer matching contributions under any other qualified retirement plan maintained by a Participating Company or any Affiliated Company to insure against exceeding the limits of Section 3.8. To the extent practicable, the Plan Administrator may prospectively limit (i) some or all of the Highly Compensated Early Entry Eligible Employees’ Pre-Tax Contributions to reduce the Average Actual Deferral Percentage of the Highly Compensated Early Entry Eligible Employees to the extent necessary to satisfy Section 3.8.1 and/or (ii) some or all of the Highly Compensated Early Entry Eligible Employees’ Matching Contributions or Broadband Heritage Matching Contributions to reduce the Average Contribution Percentage of the Highly Compensated Early Entry Eligible Employees to the extent necessary to satisfy Section 3.8.2. If the Committee determines after the end of the Plan Year that the limits of Section 3.8 may be or have been exceeded, it shall take the appropriate following action for such Plan Year:

3.9.1. (a) The Average Actual Deferral Percentage for the Highly Compensated Early Entry Eligible Employees shall be reduced to the extent necessary to satisfy Section 3.8.1.

(b) The reduction shall be accomplished by reducing the maximum Actual Deferral Percentage for any Highly Compensated Early Entry Eligible Employee to an adjusted maximum Actual Deferral Percentage, which shall be the highest Actual Deferral Percentage that would cause one of the tests in Section 3.8.1 to be satisfied, if each Highly Compensated Early Entry Eligible Employee with a higher Actual Deferral Percentage had instead the adjusted maximum Actual Deferral Percentage, reducing the Highly Compensated Early Entry Eligible Employee’s Pre-Tax Contributions and elective deferrals under any other qualified retirement plan maintained by the Participating Company or any Affiliated Company (less any amounts previously distributed under Section 3.1 for the year) in order, beginning with the Highly Compensated Early Entry Eligible Employee(s) with the highest Actual Deferral Percentage.

(c) Not later than the end of the Plan Year following the close of the Plan Year for which the Pre-Tax Contributions were made, the excess Pre-Tax Contributions shall be paid to the Highly Compensated Early Entry Eligible Employees (determined on the basis of the Highly Compensated Early Entry Eligible Employees with the largest dollar amount of Pre-Tax Contributions), with earnings attributable thereto (as determined in accordance with applicable Treasury Regulations); provided, however, that for any Participant who is also a participant in any other qualified retirement plan maintained by the Participating Company or any Affiliated Company under which the Participant makes elective deferrals for such year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

3.9.2. (a) The Average Contribution Percentage for the Highly Compensated Early Entry Eligible Employees shall be reduced to the extent necessary to satisfy at least one of the tests in Section 3.8.2.

(b) The reduction shall be accomplished by reducing the maximum Contribution Percentage for any Highly Compensated Early Entry Eligible Employee to an adjusted maximum Contribution Percentage, which shall be the highest Contribution Percentage that would cause one of the tests in Section 3.8.2 to be satisfied, if each Highly Compensated Early Entry Eligible Employee with a higher Contribution Percentage had instead the adjusted maximum Contribution Percentage, reducing, in the following order of priority, the Highly Compensated Early Entry Eligible Employees’ Matching Contributions and employee contributions and employer matching contributions under any other qualified retirement plan maintained by the Participating Company or an Affiliated Company, in order beginning with the Highly Compensated Early Entry Eligible Employee(s) with the highest Contribution Percentage.

(c) Not later than the end of the Plan Year following the close of the Plan Year for which such contributions were made, the excess Matching Contributions, with earnings attributable thereto (as determined in accordance with applicable Treasury Regulations) shall be treated as a forfeiture of the Highly Compensated Early Entry Eligible Employee’s Matching Contributions for the Plan Year to the extent such contributions are forfeitable (which forfeiture shall be used to reduce future Matching Contributions), or paid to the Highly Compensated Early Entry Eligible Employee to the extent such contributions are nonforfeitable; provided that any such forfeiture or payment shall be determined on the basis of the Highly Compensated Early Entry Eligible Employee(s) with the largest dollar amount of Matching Contributions; provided further, that, for any Participant who is also a participant in any other qualified retirement plan maintained by the Participating Company or any Affiliated Company under which the Participant makes employee contributions or is credited with employer matching contributions for the year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

3.9.3. If the Plan and any other plan maintained by a Participating Company or an Affiliated Company are treated as a single plan pursuant to Section 3.8.3, the Committee shall coordinate corrective actions under the Plan and such other plan for the year.

3.9.4. The Company in its sole discretion may authorize an additional Company contribution for a Plan Year on behalf of the Non-Highly Compensated Early Entry Eligible Employees in an amount which the Company determines is necessary to meet one of the two actual deferral percentage tests or one of the two actual contribution percentage tests for such Plan Year. Such additional contributions shall be allocated in an equitable manner among the Non-Highly Compensated Early Entry Eligible Employees and the amount allocated to each such Employee shall be treated for all purposes under the Plan as an additional Pre-Tax Contribution by the Company for such Plan Year. Any such contributions shall be allocated to the Qualified Non-Elective Contribution Account.

Section 3.10. Maximum Allocation.

3.10.1. Notwithstanding anything in this Plan to the contrary, in no event shall amounts allocated to a Participant’s Account under the Plan exceed the limitations set forth in section 415 of the Code, which are hereby incorporated into the Plan.

3.10.2. If the amounts otherwise allocable to a Participant’s Account under the Plan would exceed the limitations set forth in section 415(c) of the Code as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant’s Compensation, a reasonable error in determining the amount of Pre-Tax Contributions or After-Tax Contributions that may be made with respect to the Participant under the limits, or such other circumstances as permitted by law, the Committee shall determine which portion, if any, of such excess amount is attributable to the Participant’s Pre-Tax Contributions, After-Tax Contributions, Matching Contributions or Broadband Heritage Matching Contributions, until such amount has been exhausted, and shall take the following steps to correct such violation:

(a) Excess Pre-Tax Contributions and After- Tax Contributions and earnings thereon shall be paid to the Participant as soon as is administratively feasible.

(b) (1) While the Participant remains a Covered Employee, his excess Matching Contributions and/or Broadband Heritage Matching Contributions shall be held in a suspense account (which shall share in investment gains and losses of the Fund) by the Trustee until the following Limitation Year (or any succeeding Plan Years), at which time such amounts shall be allocated to the Participant’s Account before any contributions are made on his behalf for such Plan Year; and

(2) When the Participant ceases to be a Covered Employee, his excess Matching Contributions and/or Broadband Heritage Matching Contributions, along with earnings thereon, held in the suspense account shall be allocated in the following Plan Year (or any succeeding Plan Year) to the Accounts of other Participants in the Plan.

Section 3.11. Safe Harbor Status. Other than with respect to the Plan as it applies to Early Entry Eligible Employees and Covered Union Employees (Broadband), the Plan intends to satisfy section 401(k)(3)(a)(ii) of the Code by satisfying the matching contribution requirement of section 401(k)(12)(B) of the Code and the notice requirement of section 401(k)(12)(D) of the Code.

ARTICLE IV

PARTICIPANTS’ ACCOUNTS

Section 4.1. Accounts. All contributions and earnings thereon may be invested in one commingled Fund for the benefit of all Participants. However, in order that the interest of each Participant may be accurately determined and computed, separate Accounts shall be maintained for each Participant and each Participant’s Accounts shall be made up of sub-accounts reflecting his investment elections pursuant to Section 11.5. These Accounts shall represent the Participant’s individual interest in the Fund. All contributions shall be credited to Participants’ Accounts as set forth in Article III.

Section 4.2. Valuation. The value of each Investment Medium in the Fund shall be computed by the Trustee as of the close of business on each Valuation Date on the basis of the fair market value of the assets of the Fund.

Section 4.3. Apportionment of Gain or Loss. The value of each Investment Medium in the Fund, as computed pursuant to Section 4.2, shall be compared with the value of such Investment Medium in the Fund as of the preceding Valuation Date. Any difference in the value, not including contributions or distributions made since the preceding Valuation Date, shall be the net increase or decrease of such Investment Medium in the Fund, and such amount shall be ratably apportioned by the Trustee on its books, among the Participants’ Accounts which are invested in such Investment Medium at the current Valuation Date.

Section 4.4. Accounting for Allocations.

4.4.1. In General. The Committee shall establish or provide for the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants’ Accounts provided for in this Article. From time to time such procedures may be modified for the purpose of achieving equitable and non-discriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article.

4.4.2. Accounting and Other Procedures Regarding Company Stock and Investment Stock.

(a) Company Stock required for purposes of the Plan shall either be transferred or sold to the Trustee by the Company, or if not so transferred or sold shall be acquired by the Trustee on the market.

(b) As of each Valuation Date, all amounts to be invested in Company Stock shall be allocated to Participants’ Accounts as additional shares in accordance with this Section 4.4.2(b). First, the Committee shall determine the number of shares to be allocated under the Plan as of such Valuation Date. Second, the number of shares to be allocated to each Participant’s Account shall be equal to the total number of shares to be allocated under the Plan as of such Valuation Date multiplied by the ratio of the sum of the items listed below for each Participant entitled to share in such allocation that are to be invested in Company Stock to the sum of such items for all such Participants. The items referenced in the preceding sentence are (i) all Pre-Tax Contributions, (ii) all After-Tax Contributions, (iii) all Matching Contributions, Broadband Heritage Matching Contributions and Prior Broadband Heritage Matching Contributions, (iv) all Taxable Rollover Contributions and After-Tax Rollover Contributions, (v) all repayments of loans pursuant to Article IX of the Plan, (vi) funds that were to be invested in Company Stock as of the preceding Valuation Date but were not and (vii) income earned with respect to such funds.

(c) Shares of Company Stock and Investment Stock shall be converted to cash for purposes of distributions, withdrawals, and loans in accordance with the batch trading guidelines established by the Committee.

(d) Shares of Company Stock shall be allocated to Participants’ Accounts as results of elections to reallocate the investment of funds held in Participants’ Accounts to the Investment Medium that holds Company Stock pursuant to the real time trading guidelines established by agreement between the Company and the Trustee. Shares of Company Stock and Investment Stock shall be converted to cash for purposes of elections to reallocate the investment of amounts held in an Investment Medium that holds Company Stock or Investment Stock.

ARTICLE V

DISTRIBUTION

Section 5.1. General. The interest of each Participant in the Fund shall be distributed in the manner, in the amount, and at the time provided in this Article, except as provided in Article VIII and except in the event of the termination of the Plan. The provisions of this Article shall be construed in accordance with section 401(a)(9) of the Code and regulations thereunder, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

Section 5.2. Separation from Service. A Participant who incurs a Severance from Service Date for reasons other than death or Total Disability shall have his nonforfeitable interest in his Account paid to him or applied for his benefit in accordance with the provisions of this Article.

Section 5.3. Death. If a Participant dies before his Benefit Commencement Date, or if the Participant dies after his Benefit Commencement Date and before his entire nonforfeitable interest in his Account has been paid to him, his remaining nonforfeitable interest in his Account shall be paid to, or applied for the benefit of, his beneficiary in accordance with the provisions of this Article.

Section 5.4. Total Disability. If a Participant who is an Employee suffers a Total Disability and has a Severance from Service Date due to his Total Disability, his Account shall be paid to him or applied for his benefit in accordance with the provisions of this Article following the determination of his Total Disability and his Severance from Service Date.

Section 5.5. Valuation for Distribution. For the purposes of paying the amounts to be distributed to a Participant or his beneficiaries under the provisions of this Article, the value of the Fund and the amount of the Participant’s nonforfeitable interest shall be determined in accordance with the provisions of Article IV as of the Valuation Date coincident with or immediately preceding the date of any payment under this Article. Such amount shall be adjusted to take into account any additional contributions which have been or are to be allocated to the Participant’s Account since that Valuation Date, and any distributions or withdrawals made since that date.

Section 5.6. Timing of Distribution. Any Participant who has a Severance from Service Date for any reason other than death shall be entitled to receive his nonforfeitable interest in his Account, pursuant to the following rules:

5.6.1. Except as provided in Section 5.6.2, if the Participant’s nonforfeitable interest in his Account is $5,000 or less, or the Participant has reached his Early Retirement Date or Normal Retirement Date, the Participant’s Benefit Commencement Date shall be the earliest practicable date following the Valuation Date coincident with or next following 30 days after his Severance from Service Date. Notwithstanding the preceding provisions of this Section 5.6.1, except in the case of a Participant whose nonforfeitable interest in his Account does not exceed $5,000, if the Participant does not consent to such distribution, distribution of his benefits shall commence on any later date elected by the Participant that is not later than his Required Beginning Date.

5.6.2. If the Participant has not reached his Early Retirement Date or Normal Retirement Date and his nonforfeitable interest exceeds $5,000, his Benefit Commencement Date shall be the earliest practicable date following the Valuation Date coincident with or next following 30 days after his Severance from Service Date, except that, if the Participant does not consent to such distribution, distribution of his benefits shall commence on any later date elected by the Participant, that is not later than his Required Beginning Date, at which time his nonforfeitable interest shall commence to be paid to him. A Participant’s election to receive payment prior to his Required Beginning Date may be made no earlier than 90 days prior to the Benefit Commencement Date elected by the Participant. The Committee shall supply to each Participant who is subject to this Section 5.6.2, written information relating to (1) his right to defer distribution until his Required Beginning Date; (2) the material features of the modes of payment available to him; and (3) the relative values of such modes of payment. Such notice shall be furnished not less than 30 days nor more than 90 days prior to the date of any distribution that occurs prior to the earlier of his death or his Normal Retirement Date.

Effective March 28, 2005, if a Participant’s nonforfeitable interest in his Account is greater than $1,000 but not in excess of $5,000, and if the participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with this Section 5.6.1, then the Participant’s vested Account shall be distributed in a direct rollover to an individual retirement plan designated by the Committee. The preceding sentence shall not apply to alternate payees (under qualified domestic relations orders, as defined in section 414(p) of the Code), surviving spouses or beneficiaries.

5.6.3. This Section shall apply to all Participants, including Participants who had a Severance from Service Date or ceased to be Covered Employees prior to the Effective Date.

Section 5.7. Mode of Distribution of Retirement or Disability Benefits.

5.7.1. Except as provided to the contrary in this Article, a Participant may elect in writing to have his nonforfeitable interest in his Account paid to him or applied for his benefit in accordance with any of the following modes of payment:

(a) in the case of a Participant whose nonforfeitable interest in his Account exceeds $5,000, approximately equal annual or quarterly installments over a period not to exceed the lesser of:

(1) the life expectancy of the Participant or the joint and survivor life expectancy of the Participant and his beneficiary (with such life expectancy to be determined in accordance with applicable regulations under the Code); or

(2) unless the sole beneficiary is the Participant’s spouse, the maximum number of years permitted by section 401(a)(9) of the Code and the applicable regulations; or

(b) a single sum payment in cash, except that a Participant may elect to receive the portion of his Account invested in Company Stock and/or Investment Stock in the form of shares.

(c) In the case of a Participant who was a participant in the CCCHI Plan, a Participant may withdraw up to ninety-five percent (95%) of his Account, in increments of not less than $500. A surviving beneficiary of such a Participant may also make withdrawal in accordance with this Section 5.7.1(c).

5.7.2. If a Participant fails to make a valid election under this Section in accordance with the rules described in Section 5.8, the value of his Account shall be distributed to him as a single sum payment.

Section 5.8. Rules for Election of Optional Mode of Retirement or Disability Benefit. A Participant may elect an optional mode of payment under Section 5.7 by filing a notice with the Committee in accordance with Section 14.9. A Participant may elect an optional mode of payment at any time during the period provided in Section 5.6.2.

Section 5.9. Death Benefits.

5.9.1. (a) A beneficiary entitled to benefits under Section 5.3 upon the death of a Participant prior to his Benefit Commencement Date shall receive a single sum payment equal to the Participant’s nonforfeitable interest in his Account.

(b) If a Participant dies after his Benefit Commencement Date while in receipt of installment payments described in Section 5.7.1(a), and before his entire nonforfeitable interest in his Account has been paid to him, his beneficiary may elect in writing to have the remaining nonforfeitable interest in the Participant’s Account paid in accordance with either of the following modes of payment:

(1) a single sum payment in cash, except that a beneficiary may elect to receive the portion of the Account invested in Company Stock and/or Investment Stock in the form of shares; or

(2) approximately equal annual installments over the remainder of the period over which the Participant had elected to receive installment payments (with such remainder to be determined in accordance with applicable regulations under the Code); provided, however, that this form of payment shall not be available to a beneficiary that is not an individual. A beneficiary may elect the mode of payment under this Section at any time prior to his Benefit Commencement Date. Such election shall be on a form prescribed by the Committee. In the event that a beneficiary fails to make a valid election under this Section, the value of the Participant’s Account will be distributed as a single sum payment.

5.9.2. Payment of death benefits payable under Section 5.3 shall commence as soon as practicable following the death of the Participant.

Section 5.10. Explanations to Participants. The Committee shall provide to each Participant no less than 30 days and no more than 90 days before his Benefit Commencement Date a written explanation of:

5.10.1. the terms and conditions of each optional mode of payment, including information explaining the relative values of each mode of benefit, in accordance with applicable governmental regulations under section 401(a)(11) of the Code;

5.10.2. the Participant’s right to elect an optional mode of payment and the effect of such an election;

5.10.3. the rights of the Participant’s spouse with respect to the Participant’s election of certain optional modes of payment; and

5.10.4. the Participant’s right to revoke an election to receive an optional mode of payment and the effect of such revocation.

Section 5.11. Beneficiary Designation.

5.11.1. Except as provided in this Section 5.11, a Participant may designate the beneficiary or beneficiaries who shall receive, on or after his death, his interest in the Fund, provided that the designation of a beneficiary under a joint and survivor annuity shall be fixed and may not be changed on or after the date on which benefit payments commence. Such designation shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. Except as provided in this Section 5.11, the Participant may also revoke or change, at any time and from time to time, any beneficiary designations previously made. Such revocations and/or changes shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. If a Participant names a trust as beneficiary, a change in the identity of the trustees or in the instrument governing such trust shall not be deemed a change in beneficiary.

5.11.2. No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Committee.

5.11.3. A Participant who does not establish to the satisfaction of the Committee that he has no spouse may not designate someone other than his spouse to be his beneficiary under Section 5.3 unless:

(a) (1) such spouse (or the spouse’s legal guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse consents not to receive such benefit and consents either:

(i) to the specific beneficiary or beneficiaries designated by the Participant; or

(ii) to the Participant’s right to designate any beneficiary without further consent by the spouse;

(2) such instrument acknowledges the effect of the election to which the Spouse’s consent is being given; and

(3) such instrument is witnessed by a Plan representative or notary public;

(b) the Participant:

(1) establishes to the satisfaction of the Committee that his spouse cannot be located; or

(2) furnishes a court order to the Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse’s consent must be obtained; or

(c) the spouse has previously given consent in accordance with this Section and consented to the Participant’s right to designate any beneficiary without further consent by the spouse.

The consent of a spouse in accordance with this Section 5.11.3 shall not be effective with respect to other spouses of the Participant prior to the Participant’s Benefit Commencement Date, and an election to which Section 5.11.3(b) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant’s Benefit Commencement Date.

5.11.4. If a Participant has no beneficiary under Section 5.11.1 or Section 5.11.3, if the Participant’s beneficiary(ies) predecease the Participant, or if the beneficiary(ies) cannot be located by the Committee, the interest of the deceased Participant shall be paid to the Participant’s surviving spouse, or if no spouse survives the Participant, to the personal representative of the Participant’s estate.

Section 5.12. Recalculation of Life Expectancy. If a Participant’s Account is payable over the life expectancy of the Participant and/or his spouse and/or another beneficiary, the determination of whether such life expectancy shall be recalculated, in accordance with regulations issued under section 401(a)(9) of the Code, shall be made as follows:

5.12.1. If the Account is payable over the life expectancy of the Participant or the joint and survivor life expectancy of the Participant and his spouse, the Participant shall elect, on a form supplied by the Committee, whether or not such life expectancy shall be recalculated.

5.12.2. If the Account is payable over the life expectancy of the Participant’s spouse, such spouse shall elect, on a form supplied by the Committee, whether or not such life expectancy will be recalculated.

5.12.3. If the Account is payable over the joint and survivor life expectancy of the Participant and a beneficiary other than the Participant’s spouse, the Participant shall elect, on a form supplied by the Committee, whether or not the Participant’s own life expectancy shall be recalculated. The life expectancy of the beneficiary shall not be recalculated after the Benefit Commencement Date.

5.12.4. If the Account is payable over the life expectancy of a beneficiary other than the Participant’s spouse, such life expectancy shall not be recalculated after the Benefit Commencement Date.

5.12.5. If a Participant or a Participant’s spouse fails to make an election under this Section, his life expectancy shall not be recalculated after his Benefit Commencement Date.

Section 5.13. Transfer of Account to Other Plan.

5.13.1. Except to the extent otherwise provided by section 401(a)(31) of the Code and regulations thereunder, a Participant or beneficiary entitled to receive a distribution from the Plan, either pursuant to this Article or pursuant to Article VIII, may direct the Committee to have the Trustee transfer the amount to be distributed directly to:

(a) an individual retirement account described in section 408(a) of the Code,

(b) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract),

(c) a qualified retirement plan described in section 401(a) of the Code, the terms of which permit the acceptance of rollover contributions,

(d) an annuity plan described in section 403(a) of the Code, or

(e) an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

5.13.2. The Participant must specify the name of the plan to which the Participant wishes to have the amount transferred, on a form and in a manner prescribed by the Committee.

5.13.3. Section 5.13.1 shall not apply to the following distributions:

(a) except as provided in Section 5.13.3(f), any distribution of After-Tax Contributions;

(b) any distribution which is made pursuant to the Participant’s election of installments over either (1) a period of 10 years or more, or (2) a period equal to the life or life expectancy of the Participant or the joint lives or life expectancy of the Participant and his beneficiary;

(c) that portion of any distribution after the Participant’s Required Beginning Date that is required to be distributed to the Participant by the minimum distribution rules of section 401(a)(9) of the Code;

(d) any amount that is distributed on account of hardship; or

(e) such other distributions as may be exempted by applicable statute or regulation from the requirements of section 401(a)(31) of the Code.

(f) A portion of a distribution shall not fail to be eligible for rollover merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Section 5.14. Section 401(a)(9) . Required minimum distributions shall be made in accordance with section 401(a)(9) of the Code and the regulations thereunder, as provided in Schedule A attached hereto.

ARTICLE VI

VESTING

Section 6.1. Nonforfeitable Amounts.

6.1.1. A Participant shall have a 100% nonforfeitable interest at all times in the following Accounts: (1) After-Tax Matched Contribution Account, (2) After-Tax Unmatched Contribution Account, (3) Catch-Up Contribution Account, (4) Matching Contribution Account, (5) After-Tax Rollover Account, (6) Pre-Tax Matched Contribution Account, (7) Pre-Tax Unmatched Contribution Account, (8) Prior Company Matching Contribution Account (Vested), (9) QNEC Account, and (10) Taxable Rollover Account.

6.1.2. A Participant whose hire date, as determined under the CCCHI Plan, was on or after January 1, 1998 and prior to January 1, 2001, shall have a nonforfeitable interest in his Broadband Heritage Matching Contribution Account determined in accordance with the following schedule:

Years of Service	Nonforfeitable Interest
less than 1 year	0 percent
1 year	33 percent
2 years	66 percent
3 years	100 percent

6.1.3. A Participant whose hire date, as determined under the CCCHI Plan, was on or after January 1, 2001, shall have a nonforfeitable interest in his Broadband Heritage Matching Contribution Account determined in accordance with the following schedule:

Years of Service	Nonforfeitable Interest
less than 3 years	0 percent
3 or more years	100 percent

6.1.4. A Participant shall have a nonforfeitable interest in his Prior Company Matching Contribution Account (Unvested) determined in accordance with the following schedule:

Years of Service	Nonforfeitable Interest
less than 1 year	0 percent
1 year	20 percent
2 years	40 percent
3 years	60 percent
4 years	80 percent
5 years or more	100 percent

6.1.5. Notwithstanding the foregoing, a Participant shall have a 100% nonforfeitable interest in his Broadband Heritage Matching Contribution Account and Prior Company Matching Contribution Account (Unvested) upon his attainment of his Normal Retirement Date, his death, or his suffering a Total Disability while an Employee, or upon a Change in Control.

Section 6.2. Years of Service for Vesting.

6.2.1. For the purposes of this Article, an Employee shall be credited with Years of Service equal to the number of whole years in all of the Employee’s Periods of Service. To determine the number of whole years in all of an Employee’s Periods of Service, non-contiguous periods shall be aggregated.

6.2.2. Years of Service shall be calculated on the basis that 30 days equals a completed month or one-twelfth (1/12) of a year and twelve completed months equal one year.

6.2.3. If a former Employee is reemployed by a Participating Company or an Affiliated Company before he incurs a One-Year Period of Severance and if such Employee’s Period of Severance commenced with a quit, discharge or retirement, the Employee shall be credited with Years of Service for the Period of Severance.

6.2.4. If an Employee severs from service by reason of a quit, discharge, or retirement during an absence from service for 12 months or less for any reason other than a quit, discharge or retirement, and if he then performs an Hour of Service within 12 months of the date on which he was first absent from service, he shall be credited with Years of Service for his Period of Severance.

6.2.5. Notwithstanding any provision of the Plan to the contrary, an Employee shall not be credited with Years of Service for the same period twice.

6.2.6. CIC Development Corp. Effective December 14, 1999, any Active Participant who transfers employment directly from a Participating Company to CIC Development Corp., shall have his service with CIC Development Corp. credited for purposes of vesting under the Plan for the period commencing with the effective date of such individual’s direct transfer and ending on the earlier of (a) the date such individual is fully vested in his Matching Contribution and Vision Accounts (as applicable) or (b) the date such individual requests a distribution of any portion of his Matching Contribution or Vision Accounts.

Section 6.3. Breaks in Service and Loss of Service. An Employee’s Years of Service shall be canceled if he incurs a One-Year Period of Severance before his Normal Retirement Date and at a time when he has no Accounts under the Plan.

Section 6.4. Restoration of Service. The Years of Service of an Employee whose Years of Service have been canceled pursuant to Section 6.3 shall be restored to his credit if he thereafter completes an Hour of Service at a time when the number of his consecutive One-Year Periods of Severance is less than the greater of (a) the number of Years of Service to his credit when the first such One-Year Period of Severance occurred, or (b) five.

Section 6.5. Forfeitures and Restoration of Forfeited Amounts upon Reemployment.

6.5.1. If a Participant who has had a Severance from Service Date does not thereafter complete an Hour of Service before the end of the Plan Year in which occurs the earlier of:

(a) the date on which he receives or is deemed to receive a distribution of his entire nonforfeitable interest in his Account, which is less than 100%; or

(b) the date on which he incurs his fifth consecutive One-Year Period of Severance,

his Broadband Heritage Matching Contribution Account and his Prior Company Matching Contribution Account (Unvested) shall be closed, and the forfeitable amount held therein shall be forfeited. For purposes of this Section 6.5.1, a Participant who has a Severance from Service Date at a time when his nonforfeitable interest in the Plan is zero shall be deemed to have received a distribution described in Section 6.5.1(a) on such Severance from Service Date.

6.5.2. Amounts forfeited from a Participant’s Broadband Heritage Matching Contribution Account and Prior Company Matching Contribution Account (Unvested) under Section 6.5.1 shall be used to reduce future Matching Contributions and/or Broadband Heritage Matching Contributions.

6.5.3. If a Participant who has received (or is deemed to have received) a distribution described in Section 6.5.1(a), whereby any part of his Account has been forfeited, again becomes a Covered Employee prior to incurring five consecutive One-Year Periods of Severance, the amount so forfeited shall be restored to his new Broadband Heritage Matching Contribution Account and/or Prior Company Matching Contribution Account, if, and only if, he repays the full amount of such distribution (if any) prior to the earlier of (1) the fifth anniversary of the date on which he subsequently becomes a Covered Employee or (2) the first date the Participant incurs five consecutive One-Year Periods of Severance following the date of the distribution; provided, however, that a Participant described in the preceding sentence who is deemed to receive a distribution of his entire nonforfeitable interest shall be deemed to repay such distribution on the date he again becomes a Covered Employee. Any amounts repaid pursuant to this Section 6.5.3 shall be credited to the Participant’s After-Tax Unmatched Contribution Account. Amounts restored under this Section shall be charged against the following amounts in the following order of priority: (A) forfeitures for the Plan Year and (B) Company contributions for the Plan Year. If the foregoing amounts are insufficient, the Participating Company by whom such Participant is reemployed shall make any additional contribution necessary to accomplish the restoration.

6.5.4. If a Participant has received a distribution under the Plan, other than a distribution of his entire nonforfeitable interest in his Account upon his Severance from Service Date, at a time when he has less than a 100% nonforfeitable interest in his entire Account and prior to the date on which he incurs his fifth consecutive One-Year Period of Severance, his nonforfeitable interest in his Account at all times prior to the date on which he incurs his fifth consecutive One-Year Period of Severance, shall be the difference between:

(a) the amount his nonforfeitable interest would have been if he had not received the distribution; and

(b) the amount to which the distribution would have increased or decreased if it had remained in the Fund. Immediately after the Participant has five consecutive One-Year Periods of Severance, his nonforfeitable interest determined under this Section, if in excess of zero, shall be established as a separate account, and he shall at all times have a nonforfeitable interest therein. If the Participant is later reemployed as a Covered Employee, any allocations to him shall be credited to a new account, and his nonforfeitable interest therein shall be determined under Section 6.1.

6.5.5. If a Participant has had five consecutive One-Year Periods of Severance and again becomes a Covered Employee, the amount forfeited under Section 6.5.1 shall not be restored to his new Account under any circumstances.

ARTICLE VII

ROLLOVER CONTRIBUTIONS

Section 7.1. Rollover Contributions.

7.1.1. Subject to the restrictions set forth in Section 7.1.2, a Covered Employee may transfer or have transferred directly to the Fund, from any qualified retirement plan of a former employer, all or a portion of his interest in the distributing plan. In addition, a Covered Employee who has established an individual retirement account to hold distributions received from qualified retirement plans of former employers may transfer all of the assets of such individual retirement account to the Fund.

7.1.2. The Trustee shall not accept a distribution from any other qualified retirement plan or from an individual retirement account unless the following conditions are met:

(a) (1) the distribution being transferred must come directly from the fiduciary of the plan of the former employer, or

(2) it must come from the Covered Employee within 60 days after the Covered Employee receives a distribution from such other qualified retirement plan or individual retirement account and must comply with the provisions of section 402(c), 403(a)(4), 408(d)(3) or 457(f)(16) of the Code, whichever applies;

(b) distributions from a plan for a self-employed person shall not be transferred to this Plan, unless the transfer is directly to the Fund from the funding agent of the distributing plan;

(c) the interest being transferred shall not include assets from any plan to the extent that the Committee determines that the transfer of such interest (i) would impose upon this Plan requirements as to form of distribution that would not otherwise apply hereunder, or (ii) would otherwise result in the elimination of Code section 411(d)(6) protected benefits, or (iii) would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code apply;

(d) the interest being transferred shall not contain nondeductible contributions made to the distributing plan by the Covered Employee unless the transfer to the Fund is directly from the funding agent of the distributing plan; and

(e) subject to Section 7.3, the interest being transferred shall be in the form of cash.

Section 7.2. Vesting and Distribution of Rollover Account.

7.2.1. The distributions transferred by or for a Covered Employee from another qualified retirement plan or from an individual retirement account shall be credited to the Covered Employee’s After-Tax Rollover Account and/or Taxable Rollover Account, as applicable. A Covered Employee shall be fully vested at all times in his After-Tax Rollover Account and Taxable Rollover Account.

7.2.2. A Covered Employee’s After-Tax Rollover Account and Taxable Rollover Account shall be distributed as otherwise provided under the Plan.

Section 7.3. Additional Rollover Amounts. If an individual becomes a Participant as a result of a corporate transaction and elects to roll over a benefit from the prior employer’s tax-qualified defined contribution plan, the Committee, in its sole discretion, may permit the rollover of outstanding loan balances.

ARTICLE VIII

WITHDRAWALS

Section 8.1. Withdrawals Not Subject to Section 401(k) Restrictions. A Participant who is an active Employee and has not attained Age 59 1/2 may withdraw, in accordance with rules prescribed by the Committee and uniformly applied, up to the total value of the following Accounts:

8.1.1. After-Tax Matched Contribution Account; provided that, if a Participant withdraws any After-Tax Matched Contributions credited in the Plan Year of withdrawal or the two preceding Plan Years, the Participant shall be suspended from participation for three months from the date of the withdrawal.

8.1.2. After-Tax Unmatched Contribution Account;

8.1.3. After-Tax Rollover Contribution Account;

8.1.4. Taxable Rollover Contribution Account;

8.1.5. Broadband Heritage Matching Contribution Account, provided that Broadband Heritage Matching Contributions and Prior Broadband Heritage Matching Contributions are not eligible for withdrawal if they were credited in the Plan Year of withdrawal or the two preceding Plan Years; and

8.1.6. Prior Company Matching Contribution Account (Vested), provided that contributions are not eligible for withdrawal if they were credited in the Plan Year of withdrawal or the two preceding Plan Years.

Section 8.2. Withdrawals Subject to Section 401(k) Restrictions.

8.2.1. In addition to the withdrawals permitted under Section 8.1, a Participant who is an active Employee may withdraw, under the rules set forth in Sections 8.2.2 through 8.2.5 and such other rules as may be prescribed by the Committee and uniformly applied, the following amounts:

(a) his Broadband Heritage Matching Contribution Account, to the extent that Broadband Heritage Matching Contributions and Prior Broadband Heritage Matching Contributions were made in the Plan Year of withdrawal or the two preceding Plan Years;

(b) that portion of his Prior Company Matching Contribution Account (Vested) consisting of matching contributions made under the CCCHI Plan prior to the Effective Date that were fully vested in accordance with the change of control vesting provisions of Section 6.3(c) of the CCCHI Plan and that were made in the Plan Year of withdrawal or the two preceding Plan Years;

(c) the nonforfeitable portion of his Prior Company Matching Contribution Account (Unvested);

(d) his Catch-Up Contribution Account;

(e) his Pre-Tax Matched Contribution Account (consisting of all amounts credited as of December 31, 1988 plus the sum of his Pre-Tax Matched Contributions made after December 31, 1988); plus

(f) his Pre-Tax Unmatched Contribution Account (consisting of all amounts credited as of December 31, 1988 plus the sum of his Pre-Tax Matched Contributions made after December 31, 1988).

8.2.2. A withdrawal under Section 8.2.1 shall be permitted only if the Committee finds that:

(a) it is made on account of the Participant’s immediate and heavy financial need (as defined in Section 8.2.3); and

(b) it is necessary (as defined in Section 8.2.4) to satisfy such immediate and heavy financial need.

8.2.3. A withdrawal under Section 8.2.1 will be deemed to be on account of an immediate and heavy financial need if the Participant requests such withdrawal on account of:

(a) expenses for medical care described in section 213(d) of the Code and previously incurred by the Participant, his spouse, or any of the Participant’s dependents (as defined in section 152 of the Code) or necessary for such individuals to obtain such medical care;

(b) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(c) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in section 152 of the Code);

(d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence;

(e) for Covered Union Employees (Broadband) only, payment for extensive home repairs or renovations related to fire, natural disaster or other similar unforeseeable event; extraordinary legal expenses; or funeral expenses for members of immediate family; or

(f) notwithstanding Section 8.2.3(e) above, effective June 1, 2006, payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)) and expenses for the repair of damage to a Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income; or

(g) such other circumstances or events as may be prescribed by the Secretary of the Treasury or his or her delegate.

8.2.4. A withdrawal under Section 8.2.2(a) shall be deemed to be necessary if:

(a) the amount of the withdrawal does not exceed the amount of the Participant’s immediate and heavy financial need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal;

(b) the Participant has obtained all currently permissible distributions (other than hardship distributions) and non-taxable loans, if any, under this and all other plans maintained by the Participating Company and all Affiliated Companies; and

(c) the Participant agrees in writing to be bound by the rules of Section 8.2.5.

8.2.5. If a Participant withdraws any amount from his Pre-Tax Matched Contribution Account, Pre-Tax Unmatched Contribution Account or Catch-Up Contribution Account pursuant to Section 8.2.1, or withdraws any elective deferrals under any other qualified retirement plan maintained by the Participating Company or any Affiliated Company, which other plan conditions such withdrawal upon the Participant’s being subject to rules similar to those stated in this Section 8.2.5 and Section 8.2.4, such Participant may not make Pre-Tax Contributions (and, in the case of a Covered Union Employee (Broadband), After-Tax Contributions) under this Plan or employee contributions (other than mandatory contributions under a defined benefit plan) or elective deferrals under any other qualified or non-qualified plan of deferred compensation (which does not include any health or welfare plan, including a health or welfare plan that is part of a cafeteria plan described in section 125 of the Code) maintained by the Participating Company or an Affiliated Company for a period of 6 months commencing on the date of the withdrawal (12 months for a Participant who is a Covered Union Employee (Broadband)); provided, however:

(a) a Participant who, immediately prior to the Effective Date, was a participant in the CCCHI Plan, was not an “Eligible Union Employee” as defined under the CCCHI Plan, and was serving a twelve-month suspension under the CCCHI Plan in connection with a hardship withdrawal taken in 2002, shall have the suspension period lifted effective September 15, 2003; and

(b) a Participant who is a Covered Union Employee (Broadband) for only a portion of a Plan Year and, thereafter, remains an Eligible Employee (other than a Covered Union Employee (Broadband)), shall have the twelve-month suspension period lifted on the latest of (1) September 15, 2003, (2) completion of a six-month suspension period, or (3) decertification of such Covered Union Employee’s union.

8.2.6. If a Participant withdraws any elective deferrals under any other qualified retirement plan maintained by the Participating Company or any Affiliated Company, which other plan conditions such withdrawal upon the Participant’s being subject to rules similar to those stated in this Section 8.2, such Participant may not make Pre-Tax Contributions under this Plan or employee contributions (other than mandatory contributions under a defined benefit plan) or elective deferrals under any other qualified or non-qualified plan of deferred compensation (which does not include any health or welfare plan, including a health or welfare plan that is part of a cafeteria plan described in section 125 of the Code) maintained by the Participating Company or an Affiliated Company for the time period specified in Section 8.2.5.

Section 8.3. Withdrawals On and After Attainment of Age 59 1/2. Upon his attainment of Age 59 1/2, a Participant who is an Active Participant may withdraw, in accordance with rules prescribed by the Committee and uniformly applied, less amounts previously withdrawn therefrom, by submitting his request in accordance with Section 14.9 to the Committee, up to the vested portion in his Account in the following order:

8.3.1. After-Tax Matched Contribution Account;

8.3.2. After-Tax Unmatched Contribution Account;

8.3.3. After-Tax Rollover Account;

8.3.4. Taxable Rollover Account;

8.3.5. Prior Company Matching Contribution Account (Vested);

8.3.6. Prior Company Matching Contribution Account (Unvested);

8.3.7. Pre-Tax Matched Contribution Account;

8.3.8. Pre-Tax Unmatched Contribution Account;

8.3.9. Matching Contribution Account;

8.3.10. Broadband Heritage Matching Contribution Account;

8.3.11. Catch-Up Contribution Account.

Section 8.4. Amount and Payment of Withdrawals. The amount of any withdrawal will be determined on the basis of the value of the Participant’s Account valued as of the Valuation Date coincident with or immediately preceding the date of the withdrawal. Any withdrawal requested under this Section shall be paid as soon as practicable following the Committee’s determination that the requested withdrawal complies with the terms and conditions set forth in this Section. Withdrawals shall be made in a single sum payment in cash, except that a Participant making a withdrawal pursuant to Section 8.1 or 8.3 may elect to receive all or a portion of the withdrawal in the form of shares of Company Stock and/or Investment Stock to the extent that the portion of the Account that is the subject of the withdrawal is invested in Company Stock and/or Investment Stock.

Section 8.5. Withdrawals Not Subject to Replacement. A Participant may not replace any portion of his Accounts withdrawn under this Plan.

Section 8.6. Pledged Amounts. No amount that has been pledged as security for a loan under Article IX may be withdrawn under this Article.

Section 8.7. Investment Medium to be Charged with Withdrawal. Any withdrawal by a Participant under this Article shall be charged against the Investment Media in which such Participant’s Accounts are invested in such priority as shall be established by the Committee.

ARTICLE IX

LOANS TO PARTICIPANTS

Section 9.1. Loan Application. Each Participant who is an Employee of a Participating Company may apply for a loan from the Plan. All applications shall be made to the Committee on forms which it prescribes, and the Committee shall rule upon such applications in a uniform and nondiscriminatory manner in accordance with the rules and guidelines established in this Article.

Section 9.2. Loan Approval.

9.2.1. No application for a loan shall be approved for any Participant unless at least six months have elapsed since the date he has repaid in full any prior loan from the Plan.

9.2.2. The Committee shall have the right to reject a loan application if the Participant has the present intention to take a personal leave of absence during the period of loan repayment or on the basis of a Participant’s credit worthiness or such other factors as would be considered in a normal commercial setting by an entity in the business of making loans and as the Committee determines necessary to safeguard the Fund.

Section 9.3. Amount of Loan.

9.3.1. Generally, a Participant shall not be permitted to have more than one loan outstanding at any time from this Plan; however, individuals who become Participants as a result of a corporate transaction and who have more than one loan transferred from a prior employer’s plan in connection with such transaction, may continue both loans but may not take a new loan from the Plan until all outstanding loans are paid in full. The minimum amount of any loan shall be $500. The amount of any loan must be an even multiple of $100, provided that loans for uneven amounts shall be permitted solely to accommodate loans to former employees of a business acquired by a Participating Company in connection with the commencement of such individual’s eligibility to participate in the Plan, provided that such rule shall be applied on a uniform and nondiscriminatory basis.

9.3.2. The amount of any loan, when added to the amount of a Participant’s outstanding loans under all other plans qualified under section 401(a) of the Code which are sponsored by the Participating Company or any Affiliated Company shall not exceed the lesser of:

(a) $50,000, reduced by the excess (if any) of:

(1) the Participant’s highest outstanding balance of loans during the one-year period ending on the day before the date on which such loan is made to the Participant, over

(2) the outstanding balance of loans made to the Participant on the date such loan is made to the Participant; or

(b) fifty percent (50%) of the value of the Participant’s nonforfeitable Account, determined as of the Valuation Date immediately preceding the date on which the loan application is received by the Committee.

Section 9.4. Terms of Loan.

9.4.1. The interest rate on loans shall be: (a) determined by the Committee, (b) at least commensurate with rates charged for similar loans by entities in the business of making loans, and (c) adjusted from time to time as circumstances warrant. Security for each loan granted pursuant to this Article shall be, to the extent necessary, the currently unpledged portion of the Participant’s Account. In no event shall more than fifty percent (50%) of the Participant’s vested Account as of the date the loan is made be used as security for the loan. In its sole discretion, the Committee may require such additional security as it deems necessary.

9.4.2. Each loan shall be evidenced by the Participant’s execution of a personal demand note on such form as shall be supplied by the Committee. Each such note shall specify that, to the extent repayment is not demanded sooner, repayment shall be made in installments over a period of not less than 6 nor more than 60 months from the date on which the loan is distributed. All loans from the Plan shall be non-renewable. Each note shall also specify the interest rate as determined by the Committee at the time the loan is approved.

9.4.3. All loans shall be repaid in approximately equal installments (not less frequently than quarterly) through payroll deductions or in such other manner as the Committee may determine, including, without limitation, coupon repayment in the event the Committee determines that a Participant has incurred a Severance from Service Date as a result of a corporate transaction or in the event a Participant is on an unpaid leave of absence. In addition, a Participant who is a Covered Union Employee (Broadband) on his Severance from Service Date may repay through coupon repayment following his Severance from Service Date. A Participant may repay the outstanding balance of any loan in one lump sum at any time by notifying the Committee of his intent to do so and by forwarding to the Committee payment in full of the then outstanding balance, plus interest accrued to the date of payment. The amount of principal and interest repaid by a Participant shall be credited to a Participant’s Account as each repayment is made.

9.4.4. Loan repayments shall be suspended under this Plan as permitted under section 414(u) of the Code. In such cases, (1) if the loan is for a period of less than 60 months, the period of repayments shall be extended for the period necessary to permit repayment, or (2) otherwise, the loan shall be re-amortized over its remaining term; provided, however, that the period of repayment for any loan shall not exceed a total of 60 months, unless an extension is permitted in accordance with section 72(p) of the Code and the regulations thereunder.

9.4.5. If, and only if:

(a) the Participant dies;

(b) the Participant (other than a Participant who continues to be a party in interest) has a Severance from Service Date;

(c) the Compensation of a Participant who is an Employee is discontinued or decreased below the amount necessary to amortize the loan and such status continues beyond the last day of the calendar quarter following the calendar quarter in which the first required installment payment is due after such Compensation discontinuance or decrease;

(d) the loan is not repaid by the time the note matures including any extensions pursuant to Section 9.4.4;

(e) the Participant attempts to revoke any payroll deduction authorization for repayment of the loan without the consent of the Committee;

(f) the Participant fails to pay any installment of the loan when due and the Committee elects to treat such failure as default; or

(g) any other event occurs which the Committee, in its sole discretion, believes may jeopardize the repayment of the loan;

before a loan is repaid in full, the unpaid balance thereof, with interest due thereon, shall become immediately due and payable. The Participant (or his beneficiary, in the event of the Participant’s death) may satisfy the loan by paying the outstanding balance of the loan within such time as may be specified in the note which period shall not extend more than 30 days from a Severance from Service Date. If the loan and interest are not repaid within the time specified, the Committee shall satisfy the indebtedness from the amount of the Participant’s vested interest in his Account as provided in Section 9.5 before making any payments otherwise due hereunder to the Participant or his beneficiary.

Section 9.5. Enforcement.

9.5.1. The Committee shall give written notice to the Participant (or his beneficiary in the event of the Participant’s death) of an event of default described in Section 9.4.5(d). If the loan and interest are not paid within the time period specified in the notice, the amount of the Participant’s vested interest in his Account, to the extent such Account is security for the loan, shall be reduced by the amount of the unpaid balance of the loan, with interest due thereon, and the Participant’s indebtedness shall thereupon be discharged to the extent of the reduction.

9.5.2. In addition, if the value of the Participant’s total vested interest in his Account pledged as security for the loan is insufficient to discharge fully the Participant’s indebtedness, the Participant’s Account shall be used to reduce the Participant’s indebtedness at such time as the Participant is entitled to a distribution under Article V or a withdrawal under Article VIII, and any remaining amounts in his Account shall be used to reduce the Participant’s indebtedness at such time as the Participant has a Severance from Service Date. Such action shall not operate as a waiver of the rights of the Company, the Committee, the Trustee, or the Plan under applicable law.

9.5.3. The Committee also shall be entitled to take any and all other actions necessary and appropriate to foreclose upon any property other than the Participant’s Account pledged as security for the loan or to otherwise enforce collection of the outstanding balance of the loan.

Section 9.6. Additional Rules. The Committee may establish additional rules relating to Participant loans under the Plan, which rules shall be applied on a uniform and non-discriminatory basis.

ARTICLE X

ADMINISTRATION

Section 10.1. Committee. The Company’s Executive Vice President with supervisory responsibility for the Company’s Human Resources Department (“EVP”) shall appoint at least three (3) persons to serve as the Committee. The EVP may, but is not required to, appoint himself or herself to serve on the Committee and to act as Chairperson of such Committee. The Committee shall be the Administrator and the “named fiduciary” of the Plan, as defined in section 402(a)(2) of ERISA. Each member of the Committee may, but need not be, a director, officer or Employee of a Participating Company and each shall serve until his or her successor is appointed in like manner. Any member of the Committee may resign by delivering his or her written resignation to the EVP prior to the effective date of such resignation. In addition, if a member of the Committee is an Employee at the time of his or her appointment, he or she will automatically cease to be a member of the Committee when his or her employment with a Participating Company terminates. The EVP may remove any member of the Committee by written action of the EVP prior to the effective date of such removal. In the event a member of the Committee dies or is removed (automatically or by the EVP), the EVP shall appoint a successor member if necessary to assure that at least three persons are serving as members of the Committee. Until such time as such successor member’ or members’ appointment is effective, the Committee shall continue to act with full power until the vacancy is filled.

Section 10.2. Duties and Powers of Committee.

10.2.1. The Committee shall have the general responsibility for the administration of the Plan and for carrying out its provisions. In addition to the duties and powers described elsewhere hereunder, the Committee shall have the discretion and authority to control and manage the operation and administration of the Plan.

10.2.2. The Committee shall have all other duties and powers necessary or desirable to administer the Plan, including, but not limited to, the following:

(a) to communicate the terms of the Plan to Participants and beneficiaries;

(b) to prescribe procedures and related forms (which may be electronic in nature) to be followed by Participants and beneficiaries, including forms and procedures for making elections and contributions under the Plan;

(c) to receive from Participants and beneficiaries such information as shall be necessary for the proper administration of the Plan;

(d) to keep records related to the Plan, including any other information required by ERISA or the Code;

(e) to appoint, discharge and periodically monitor the performance of third party administrators, insurers, service providers, other agents, consultants, accountants and attorneys in the administration of the Plan;

(f) to determine whether any domestic relations order received by the Plan is a qualified domestic relations order as provided in section 414(p) of the Code;

(g) to prepare and file any reports or returns with respect to the Plan required by the Code, ERISA or any other law;

(h) to correct errors and make equitable adjustments for mistakes made in the administration of the Plan;

(i) to issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

(j) to determine all questions arising in the administration of the Plan, to the extent the determination is not the responsibility of a third party administrator, insurer or some other entity;

(k) to propose and accept settlements of claims involving the Plan;

(l) to direct the Trustee to pay benefits and Plan expenses properly chargeable to the Plan; and

(m) such other duties or powers provided in the Plan or necessary to administer the Plan.

10.2.3. The Committee shall have exclusive authority and discretion to manage and control the assets of the Plan, including, but not limited to the following

(a) establish the Plan’s overall investment policy, including asset allocation, investment policy statement or investment guidelines;

(b) appoint and remove a Trustee or Trustees with respect to a portion of or all of the assets of the Trust;

(c) direct such Trustee(s) with respect to the investment and management of the Plan’s assets, including any voting rights for any securities held by the Trustee;

(d) direct the Trustee to pay investment-related expenses properly chargeable to the Plan, including Trustee expenses;

(e) enter into a trust agreement with such Trustee(s) on behalf of the Company, and approve any amendments to any such trust agreement, including single-client, common and collective trust arrangements;

(f) enter into insurance contracts and arrangements, including contracts for participation in single-client or pooled separate accounts to facilitate the investment of plan assets; and

(g) appoint, monitor and remove one or more investment manager(s), as defined in section 3(38) of ERISA, to manage any portion of the Trust or an insurance company single-client or pooled separate account, including the exercise of any voting rights of any securities managed by the investment manager.

10.2.4. The Committee shall have complete discretion to interpret and construe the provisions of the Plan, make findings of fact, correct errors, and supply omissions. All decisions and interpretations of the Committee made pursuant to the Plan shall be final, conclusive and binding on all persons and may not be overturned unless found by a court to be arbitrary and capricious. The Committee shall have the powers necessary or desirable to carry out these responsibilities, including, but not limited to, the following:

(a) to prescribe procedures and related forms (which may be electronic in nature) to be followed by Participants and beneficiaries filing claims for benefits under the Plan;

(b) to receive from Participants and beneficiaries such information as shall be necessary for the proper determination of benefits payable under the Plan;

(c) to keep records related to claims for benefits filed and paid under the Plan;

(d) to determine and enforce any limits on benefit elections hereunder;

(e) to correct errors and make equitable adjustments for mistakes made in the payment or nonpayment of benefits under the Plan, specifically, and without limitation, to recover erroneous overpayments made by the Plan to a Participant or beneficiary, in whatever manner the Committee deems appropriate, including suspensions or recoupment of, or offsets against, future payments, including benefit payments or wages, due that Participant, dependent or beneficiary;

(f) to determine questions relating to coverage and participation under the Plan and the rights of Participants or beneficiaries to the extent the determination is not the responsibility of a third party administrator, insurer or some other entity;

(g) to propose and accept settlements and offsets of claims, overpayments and other disputes involving claims for benefits under the Plan;

(h) to compute the amount and kind of benefits payable to Participants and beneficiaries, to the extent such determination is not the responsibility of a third party administrator, insurer, or some other entity; and

(i) to direct the Trustee to pay benefits and any Plan expenses properly chargeable to the Plan that are related to claims for benefits.

10.2.5. The Committee shall be deemed to have delegated its responsibilities for determining benefits and eligibility for benefits to a third party administrator, insurer or other fiduciary where such person has been appointed by the Committee to make such determinations. In such case, such other person shall have the duties and powers as the Committee as set forth above, including the complete discretion to interpret and construe the provisions of the Plan.

Section 10.3. Functioning of Committee.

10.3.1. The Committee shall meet on a periodic, as-needed basis and shall enact such rules and regulations as it may deem necessary and proper to carry out its responsibilities. The Committee shall periodically report to the EVP concerning the discharge of its responsibilities.

10.3.2. The EVP shall designate one member, which may be the EVP, to be the Chairperson. The Chairperson shall be responsible for conducting Committee meetings. The Committee will keep regular records of all meetings and decisions. Any act which the Plan authorizes or requires the Committee to do may be done by a vote of those persons serving as members of the Committee at a meeting at which a quorum is present or recorded in writing without a meeting. A quorum for the transaction of business at any meeting of the Committee shall consist of a majority of the members of the Committee then in office. Actions at a meeting of the Committee at which a quorum is present shall be taken by a majority of those members in attendance. The Committee may act in writing without a meeting provided such action has the written concurrence of a majority of the members of the Committee then serving. It shall have the same effect for all purposes as if assented to by all of the members in office at that time.

Section 10.4. Allocation and Delegation of Duties. The Committee shall have the authority to:

10.4.1. allocate, from time-to- time, by a written instrument filed in its records, all or any part of its responsibilities under the Plan to one or more of its members, including a subcommittee, as may be deemed advisable, and in the same manner to revoke such allocation of responsibilities. In the exercise of such allocated responsibilities, any action of the member or subcommittee to whom responsibilities are allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. The Committee shall not be liable for any acts or omissions of such member or subcommittee. The member or subcommittee to whom responsibilities have been allocated shall periodically report to the Committee concerning the discharge of the allocated responsibilities.

10.4.2. delegate, from time-to-time, by a written instrument filed in its records, all or any part of its responsibilities under the Plan to such person or persons as the Committee may deem advisable (and may authorize such person to delegate such responsibilities to such other person or persons as the Committee shall authorize) and in the same manner to revoke any such delegation of responsibilities. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. The Committee shall not be liable for any acts or omissions of any such delegate. The delegate shall periodically report to Committee concerning the discharge of the delegated responsibilities.

Section 10.5. Plan Expenses. All fees and expenses incurred in connection with the operation and administration of the Plan, including, but not limited to, Committee, legal, accounting, actuarial, investment, Trustee, management, and administrative fees and expenses may be paid out of the Trust or any other Plan asset to the extent that it is legally permissible for these fees and expenses to be so paid. A Participating Company may, but is not required, to pay such fees and expenses directly. A Participating Company may also advance amounts properly payable by the Plan or Trust and then obtain reimbursement from the Plan or Trust for these advances.

Section 10.6. Information to be Supplied by a Participating Company. Each Participating Company shall provide the Committee or its delegates with such information as they shall from time-to-time need or reasonably request in the discharge of its duties. The Committee may rely conclusively on the information provided.

Section 10.7. Disputes.

10.7.1. If the Committee denies, in whole or in part, a claim for benefits by a Participant or his beneficiary, the Committee shall furnish notice of the denial to the claimant, setting forth:

(a) the specific reasons for the denial;

(b) specific reference to the pertinent Plan provisions on which the denial is based;

(c) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary; and

(d) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

Such notice shall be forwarded to the claimant within 90 days of the Committee’s receipt of the claim; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 90 days, in which event it shall notify the claimant in writing of the extension, and shall specify the reason or reasons for the extension.

10.7.2. Within 60 days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Committee. The Committee shall review the denial and shall communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to the commencement of the extension. The appeals procedure set forth in this Section 10.7 shall be the exclusive means for contesting a decision denying benefits under the Plan.

10.7.3. Exhaustion and Limitations Period. Claimants must exhaust the procedures described in Section 10.7 before taking action in any other forum regarding a claim for benefits under the Plan. Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than one (1) year following a final decision on the claim for benefits under these claims procedures. The one (1)-year statute of limitations on suits for benefits shall apply in any forum where a claimant initiates such suit or legal action. If a civil action is not filed within this period, the claimant’s benefit claim will be deemed permanently waived and abandoned, and the claimant will be precluded from reasserting it.

Section 10.8. Indemnification. Each member (or former member) of the Committee, and any other person who is an Employee or director of a Participating Company or an Affiliated Company (or a former employee or director of a Participating Company or an Affiliated Company) shall be indemnified and held harmless by the Company against and with respect to all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney’s fees and other costs incident to any suit, action, investigation, claim or proceedings to which he may be a party by reason of his performance of any functions and duties under the Plan, except in relation to matters as to which he shall be held liable for an act of gross negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member (or former member) or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member (or former member) or other person may be entitled pursuant to the by-laws of the Participating Company.

ARTICLE XI

THE FUND

Section 11.1. Designation of Trustee. The Committee shall name and designate a Trustee and shall enter into a Trust Agreement. The Committee shall have the power to amend the Trust Agreement, remove the Trustee, and designate a successor Trustee, as provided in the Trust Agreement. All of the assets of the Plan shall be held by the Trustee for use in accordance with the Plan.

Section 11.2. Exclusive Benefit. Prior to the satisfaction of all liabilities under the Plan in the event of termination of the Plan, no part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in this Plan and in the Trust Agreement.

Section 11.3. No Interest in Fund. No person shall have any interest in or right to any part of the assets or income of the Fund, except to the extent expressly provided in this Plan and in the Trust Agreement.

Section 11.4. Trustee. The Trustee shall be the named fiduciary with respect to management and control of Plan assets held by it and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement.

Section 11.5. Investments.

11.5.1. Except as provided in Section 11.5.5, the Trustee shall invest all contributions that are paid to it and income thereon in such Investment Media as each Participant may select in accordance with this Section. The Investment Media made available to Participants shall include Investment Media solely invested in Company Stock (except to the extent that cash or a cash equivalent is necessary to provide liquidity to comply with Participant investment direction). Such investments acquired in the manner prescribed by the Plan shall be held by or for the Trustee.

11.5.2. Except as provided in Sections 11.5.5 through 11.5.7, a Participant shall select one or more of the Investment Media in which his Accounts shall be invested, and the percentage thereof that shall be invested in each Investment Medium selected. In the event a Participant fails to make an election pursuant to this Section, amounts allocated to his Account shall be invested in such Investment Medium or Investment Media as determined by the Committee. In the event a Participant fails to make an election pursuant to this Section with respect to amounts allocated to his Account pursuant to his automatic enrollment in the Plan, such amounts allocated to his Account shall be invested in the Investment Media as determined by the Committee. A Participant may amend such selection by prior notice to the Committee, effective as of such dates determined by the Committee, by giving prior notice to the Committee. Such amendments will be subject to the other requirements which may be imposed by the Committee or the applicable Investment Medium.

11.5.3. Subject to Section 11.5.7, a Participant may transfer, effective as of such dates determined by the Committee, such portion of the value of his interest in any Investment Medium to another Investment Medium, as may be permitted by the Committee.

11.5.4. The amounts contributed by all Participants to each Investment Medium shall be commingled for investment purposes.

11.5.5. The Trustee may hold assets of the Fund and make distributions therefrom in the form of cash without liability for interest, if for administrative purposes it becomes necessary or practical to do so.

11.5.6. The Committee may limit the right of a Participant (a) to increase or decrease his contribution to a particular Investment Medium, (b) to transfer amounts to or from a particular Investment Medium, or (c) to transfer amounts between particular Investment Media, if such limitation is required under the terms establishing an Investment Medium or to facilitate the merger of any other plan with and into this Plan, or the transfer or rollover of benefits into this Plan.

11.5.7. Prior to the AT&T Broadband Transaction, individuals who were Participants in the Plan prior to the Effective Date could elect to invest all or a portion of their Accounts in Investment Stock. Effective after the AT&T Broadband Transaction, Investment Stock is no longer available for new investments, and, except as provided in this Article, Participants may invest in Company Stock instead. Subject to Sections 11.5.5 and 11.5.6, all or a portion of the value of a Participant’s interest in Investment Stock may be transferred to a different Investment Medium, including Company Stock, at the election of such Participant; however, a Participant may not transfer a portion of the value of his interest in any Investment Medium to Investment Stock.

ARTICLE XII

AMENDMENT OR TERMINATION OF THE PLAN

Section 12.1. Power of Amendment and Termination.

12.1.1. It is the intention of each Participating Company that this Plan will be permanent. However, each Participating Company reserves the right to terminate its participation in this Plan at any time by action of its board of directors or other governing body. Furthermore, the Company reserves the power to amend or terminate the Plan at any time and to any extent by action of the Board of Directors.

12.1.2. In addition,

(a) the Compensation Committee of the Board of Directors may approve any amendment to the Plan; and

(b) the EVP may approve any amendment to the Plan that is (i) required by law or necessary or appropriate to maintain the Plan as a plan meeting the requirements of Code section 401(a), retroactively if necessary or appropriate, (ii) that is necessary to make clarifying changes or to correct a drafting error, or (iii) that is not expected to increase the costs of the Plan by more than $10 milllion annually based on a reasonable actuarial or other estimate.

12.1.3. Any amendment or termination of the Plan shall become effective as of the date designated by the Board of Directors, the Compensation Committee of the Board of Directors or EVP; provided however, that an amendment to the Plan shall not be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit under section 411(d)(6) of the Code. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no amendment or termination shall cause any part of the monies contributed hereunder to revert to the Participating Companies or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions, the rights of all affected persons to benefits accrued to the date of such termination shall be nonforfeitable. Upon termination of the plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code), Accounts shall be distributed in accordance with applicable law.

Section 12.2. Merger. The Plan shall not be merged with or consolidated with, nor shall its assets be transferred to, any other qualified retirement plan unless each Participant would receive a benefit after such merger, consolidation, or transfer (assuming the Plan then terminated) which is of actuarial value equal to or greater than the benefit he would have received from his Account if the Plan had been terminated on the day before such merger, consolidation, or transfer.

ARTICLE XIII

TOP-HEAVY PROVISIONS

Section 13.1. General. The following provisions shall apply automatically to the Plan and shall supersede any contrary provisions for each Plan Year in which the Plan is a Top-Heavy Plan (as defined below). It is intended that this Article shall be construed in accordance with the provisions of section 416 of the Code.

Section 13.2. Definitions. The following definitions shall supplement those set forth in Article I of the Plan:

13.2.1. “Aggregation Group” means this plan and each other qualified retirement plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of a Participating Company or an Affiliated Company:

(a) in which a Key Employee is a participant; or

(b) which enables any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code; or

(c) without the inclusion of which, the plans in the Aggregation Group would be Top-Heavy Plans, but, with the inclusion of which, the plans in the Aggregation Group are not Top-Heavy Plans and, taken together, meet the requirements of sections 401(a)(4) and 410 of the Code.

13.2.2. “Determination Date” means, for any Plan Year, the last day of the preceding Plan Year.

13.2.3. “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Participating Company having Compensation for a Plan Year greater than $130,000 (as adjusted under section 415(i)(1) of the Code), a 5% owner of a Participating Company, or a 1% owner of a Participating Company having Compensation in excess of $150,000. For this purpose, Compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

13.2.4. “Key Employee Ratio” means, for any Determination Date, the ratio of the amount described in Section 13.2.4(a) to the amount described in Section 13.2.4(b), after deducting from each such amount any portion thereof described in Section 13.2.4(c), where:

(a) the amount described in this Paragraph is the sum of:

(1) the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group;

(2) the balances in all of the accounts of Key Employees under all qualified defined contribution plans included in the Aggregation Group; and

(3) the amounts distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the 1-year period (5-year period for distributions made for a reason other than incurring a Severance from Service Date, death or Total Disability) ending on the Determination Date, except any benefit paid on account of death to the extent it exceeds the accrued benefits or account balances immediately prior to death;

(b) the amount described in this Paragraph is the sum of:

(1) the present value of all accrued benefits of all participants under all qualified defined benefit plans included in the Aggregation Group;

(2) the balances in all of the accounts of all participants under all qualified defined contribution plans included in the Aggregation Group; and

(3) the amounts distributed from all plans in such Aggregation Group to or on behalf of any participant during the 1-year period (5-year period for distributions made for a reason other than incurring a Severance from Service Date, death or Total Disability) ending on the Determination Date; and

(c) the amount described in this Paragraph is the sum of:

(1) all rollover contributions (or fund to fund transfers) to the Plan by an Employee after December 31, 1983 from a plan sponsored by an employer which is not a Participating Company or an Affiliated Company;

(2) any amount that is included in Sections 13.2.4(a) or 13.2.4(b) for a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year; and

(3) any amount that is included in Sections 13.2.4(a) or 13.2.4(b) for a person who has not performed any services for any Participating Company during the 1-year period ending on the Determination Date.

The present value of accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all plans maintained by all Participating Companies and Affiliated Companies if a single method is used by all such plans, or, otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

For purposes of Sections 13.2.4(a)(3) and (b)(3), distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code shall also be included. The accrued benefits and accounts of any individual who has not performed services for a Participating Company during the 1-year period ending on the Determination Date shall not be taken into account.

13.2.5. “Non-Key Employee” means, for any Plan Year:

(a) an Employee or former Employee who is not a Key Employee with respect to such Plan Year; or

(b) a beneficiary of an individual described in Section 13.2.5(a).

13.2.6. “Super Top-Heavy Plan” means, for any Plan Year, each plan in the Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds ninety percent (90%).

13.2.7. “Top-Heavy Compensation” means, for any Participant for any Plan Year, the average of his annual Compensation over the period of five consecutive Plan Years (or, if shorter, the longest period of consecutive Plan Years during which the Participant was in the employ of any Participating Company) yielding the highest average, disregarding:

(a) Compensation for Plan Years ending prior to January 1, 1984; and

(b) Compensation for Plan Years after the close of the last Plan Year in which the Plan was a Top-Heavy Plan.

13.2.8. “Top-Heavy Plan” means, for any Plan Year, each plan in the Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%).

13.2.9. “Year of Top-Heavy Service” means, for any Participant, a Plan Year in which he completes 1,000 or more Hours of Service, excluding:

(a) Plan Years commencing prior to January 1, 1984; and

(b) Plan Years in which the Plan is not a Top-Heavy Plan.

Section 13.3. Minimum Contribution for Non-Key Employees.

13.3.1. In each Plan Year in which the Plan is a Top-Heavy Plan, each Eligible Employee who is a Non-Key Employee (except an Eligible Employee who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year) and who is an Employee on the last day of such Plan Year will receive a total minimum Participating Company or Affiliated Company contribution (including forfeitures) under all plans described in Sections 13.2.1(a) and (b) of not less than three percent (3%) of the Eligible Employee’s Compensation for the Plan Year. Elective deferrals to such plans shall not be used to meet the minimum contribution requirements. However, employer matching contributions under the Plan shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

13.3.2. The percentage set forth in Section 13.3.1 shall be reduced to the percentage at which contributions, including forfeitures, are made (or are required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for that Plan Year. This percentage shall be determined for each Key Employee by dividing the contribution for such Key Employee by his Compensation for the Plan Year. All defined contribution plans required to be included in an Aggregation Group shall be treated as one plan for the purpose; however, this Section shall not apply to any plan which is required to be included in the Aggregation Group if such plan enables a defined benefit plan in the group to meet the requirements of section 401(a)(4) or section 410 of the Code.

13.3.3. If a Non-Key Employee described in Section 13.3.1 participates in both a defined benefit plan and a defined contribution plan described in Sections 13.2.1(a) and (b), the Participating Company is not required to provide such Employee with both the minimum benefit under the defined benefit plan and the minimum contribution. In such event, the Non-Key Employee shall not receive the minimum contribution described in this Section if he has the minimum benefit required by section 416 of the Code under the defined benefit Top-Heavy Plan.

Section 13.4. Social Security. The Plan, for each Plan Year in which it is a Top-Heavy Plan, must meet the requirements of this Article without regard to any Social Security or similar contributions or benefits.

ARTICLE XIV

GENERAL PROVISIONS

Section 14.1. No Employment Rights. Neither the action of the Company in establishing the Plan, nor of any Participating Company in adopting the Plan, nor any provisions of the Plan, nor any action taken by the Company, any Participating Company or the Committee shall be construed as giving to any Employee the right to be retained in the employ of the Company or any Participating Company, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

Section 14.2. Governing Law. Except to the extent superseded by ERISA, all questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law doctrine.

Section 14.3. Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

Section 14.4. No Interest in Fund. No person shall have any interest in, or right to, any part of the principal or income of the Fund, except as and to the extent expressly provided in this Plan and in the Trust Agreement.

Section 14.5. Spendthrift Clause. No benefit payable at any time under this Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for (1) a Federal tax levy made pursuant to section 6331 of the Code and (2) any benefit payable pursuant to a qualified domestic relations order. Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void. The Committee shall review any domestic relations order to determine whether it is qualified within the meaning of section 414(p) of the Code. An order shall not be qualified unless it complies with all applicable provisions of the Plan concerning mode of payment and manner of elections. Notwithstanding the preceding sentence and any restrictions on timing of distributions and withdrawals under the Plan, an order may provide for distribution at any time permitted under section 414(p)(10) of the Code.

Section 14.6. Incapacity. If the Committee deems any Participant who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of age, illness, infirmity, or incapacity of any kind, the Committee may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant, or to pay the same to any responsible person caring for the Participant who is determined by the Committee to be qualified to receive and disburse such payments for the Participant’s benefit; and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Participating Companies, the Committee, the Administrator, the Trustee, and the Fund.

Section 14.7. Withholding. The Committee and the Trustee shall have the right to withhold any and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

Section 14.8. Missing Persons/Uncashed Checks. Missing Persons. Neither the Trustee nor any Participating Company shall be obliged to search for or ascertain the whereabouts of any individual entitled to benefits under the Plan. Any individual entitled to benefits under the Plan who does not file a timely claim for his benefits will be allowed to file a claim at any later date, and payment of his benefits will commence after that later date, except that, in the event the Participating Company is satisfied that a Participant has no spouse or that a Participant’s spouse cannot be located (as described in Section 5.11), and the Participant is in fact married or the spouse is later located, whichever is applicable, such spouse shall not be deemed an individual entitled to benefits under the Plan. In the event that a Participant or beneficiary does not claim his benefits by the applicable required beginning date in accordance with section 401(a)(9) of the Code and the regulations thereunder, the Plan shall forfeit the Account. If and when a claim for benefits is made after such forfeiture, the Account balance as of the date of forfeiture shall be subject to reinstatement.

14.8.2. Uncashed Checks. If a Participant requests payment of his benefits or if the Participant is automatically cashed out pursuant to Section 5.6.1, and such Participant does not cash the distribution check, the Administrator will take the following actions. For distribution checks issued prior to January 1, 2002, the distribution amount will be forfeited, subject to reinstatement in accordance with Treasury Regulation 1.411(a)-4(b)(6) or any successor regulation. For distribution checks issued after January 1, 2002, the distribution amount will be reinstated under the Plan and invested in the Plan’s default investment alternative, subject to the following: (a) if the distribution was not subject to withholding because it was intended to be a direct rollover, or if the distribution was subject to withholding and the reinstatement occurs within the same Plan Year as the initial check issuance, the distribution amount will be reinstated in the same Accounts as immediately preceding the distribution; (b) if the distribution was subject to withholding and the reinstatement occurs after the close of the Plan Year in which the initial check issuance occurred, the distribution amount will be reinstated as an amount in the After-Tax Rollover Account.

Section 14.9. Notice. Notices required to be given by Participants pursuant to the terms of the Plan must be in writing; provided, however, that the Company may approve, in lieu of written notice, alternative methods of notice, including electronic modes of communication.

ARTICLE XV

ADDITIONAL SERVICE CREDIT FOR FORMER

EMPLOYEES OF CERTAIN ACQUIRED BUSINESSES

Section 15.1. Additional Service Credit. Notwithstanding any provision of the Plan to the contrary, each Employee who is described in Section 15.3 shall, for the purpose of determining his eligibility to participate in the Plan under Article II, and his vested status under Article VI, receive credit for his period of employment with a Listed Employer, as if such Listed Employer had been a Participating Company during such period of employment.

Section 15.2. Listed Employer. For purposes of this Article XV, a Listed Employer is an entity, with respect to which all or a portion of its stock and/or assets are purchased by an Affiliated Company, which is designated by the Board or its authorized delegate as a Listed Employer.

Section 15.3. Applicability. This Article shall apply to any individual who becomes an employee of a Participating Company directly from a Listed Employer. Notwithstanding anything herein to the contrary, this Article XV shall apply to any individual who becomes an employee of a Participating Company directly from Susquehanna Cable Co. (“Susquehanna”) or any of the Selling Subsidiaries as defined in the Asset Purchase Agreement between Susquehanna and Comcast Corporation dated October 31, 2005 (the “Susquehanna APA”), during the period beginning on February 20, 2006 and ending on the date immediately following the date on which the transaction contemplated under the Susquehanna APA becomes effective (or December 31, 2006, if such transaction is not completed by that date).

Notwithstanding anything herein to the contrary, this Article XV shall apply to any individual who becomes an employee of a Participating Company directly from (i) Adelphia Communications Corporation (“Adelphia”) only for the one year period following the date on which the transaction contemplated under the Asset Purchase Agreement between Adelphia and Comcast Corporation dated April 20, 2005 (the “Adelphia Transaction”) is completed and (ii) Time Warner NY Cable LLC (“Time Warner”) as of the date the transaction contemplated under the Asset Purchase Agreement between Time Warner and Adelphia dated April 20, 2005 (the “Time Warner Transaction”) is completed.

Notwithstanding anything herein to the contrary, this Article XV shall apply to any individual who becomes an employee of a Participating Company directly from Time Warner Houston as of January 1, 2007 pursuant to the Employment Matters Agreement by and among Texas and Kansas City Cable Partners, LLP, Time Warner Entertainment-Advance/Newhouse Partnership, TWE-A/N Texas Cable Partners General Partners LLC, TCI Texas Cable Holdings LLC, TCI Texas Cable, LLC, Comcast TCP Holdings, Inc. and Comcast TCP Holdings, LLC. Notwithstanding anything herein to the contrary, this Article XV shall not apply for the period August 1, 2006 through December 17, 2006 to any individual who becomes an employee of a Participating Company directly from thePlatform for Media, Inc.

Section 15.4. Limitation. Notwithstanding any provision of this Article to the contrary, the application of this Article shall not cause any Employee to become a Participant in the Plan prior to the effective date of an entity being designated as a Listed Employer with which he was employed, unless he would have become a Participant at an earlier date without regard to this Article.

ARTICLE XVI

COMCAST SPORTS NETWORK (PHILADELPHIA) L.P.

Section 16.1. General. Comcast Sports Network (Philadelphia) L.P., a Pennsylvania limited partnership (formerly known as Philadelphia Sports Media LP) (“CSN”) and each of its subsidiaries that are members of the controlled group of trades or businesses that includes CSN, became a Participating Company hereunder, effective July 1, 2001.

Section 16.2. Eligibility and Vesting Service. For purposes of determining a Covered Employee’s eligibility to participate and his vested status under the Plan, a Covered Employee’s period of employment with CSN before July 1, 2001 shall be counted as part of his Period of Service under this Plan.

Section 16.3. Eligibility to Participate. Notwithstanding any provision of Article II to the contrary:

16.3.1. Each Covered Employee of CSN who was eligible to participate in the Comcast-Spectacor 401(k) Plan as of June 30, 2001 was eligible to participate in the Plan as of July 1, 2001.

16.3.2. Each other CSN Covered Employee shall be eligible to participate in accordance with the provision of Article II.

Section 16.4. Separate Testing. The portion of the Plan that benefits employees of CSN and all entities which are Affiliated Companies with respect to CSN shall be treated, to the extent required by law, as a separate part of a multiple employer plan, unless and until CSN and its Affiliated Companies become members of the controlled group of employers (within the meaning of section 414(b) of section 414(c) of the Code) that includes the Company. For purposes of the Plan and this Article XVI, an individual shall be treated as an employee of CSN or its Affiliated Companies if such employee is listed as an employee of CSN or its Affiliated Companies as of the last day of a Plan Year.

SCHEDULE A

MINIMUM DISTRIBUTION REQUIREMENTS

1. General Rules.

(A) Effective Date. The provisions of this Schedule A will apply for purposes of determining required minimum distributions for calendar years beginning on or after January 1, 2003.

(B) Precedence. The requirements of this Schedule A will take precedence over any inconsistent provisions of the Plan.

(C) Requirements of Treasury Regulations Incorporated. All distributions required under this Schedule A will be determined and made in accordance with the Treasury Regulations under section 401(a)(9) of the Code.

(D) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Schedule A, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

2. Time and Manner of Distribution.

(A) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(B) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained Age 70 1/2, if later.

(2) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then (a) distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died or (b) the Designated Beneficiary’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(B), other than Section 2(B)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 2(B) and Section 4, unless Section 2(B)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2(B)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2(B)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2(B)(1)), the date distributions are considered to begin is the date distributions actually commence.

(C) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 3 and 4 of this Schedule A. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury Regulations.

3. Required Minimum Distributions During Participant’s Lifetime.

(A) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s Age as of the Participant’s birthday in the Distribution Calendar Year; or

(2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(B) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

4. Required Minimum Distributions After Participant’s Death.

(A) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(a) The Participant’s remaining Life Expectancy is calculated using the Age of the Participant in the year of death, reduced by one for each subsequent year.

(b) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(c) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4(A).

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest   will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2(B)(1), this Section 4(B) will apply as if the surviving spouse were the Participant.

5. Definitions. For purposes of this Schedule, the following definitions are used.

(A) Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(B) Designated Beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(C) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 2(B). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(D) Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(E) Required Beginning Date. The date by which the distribution of a Participant’s nonforfeitable interest in his Account must commence, as specified in Article I of the Plan.

APPENDIX A

Union Location	Union Code	Date of Cessation of Eligible Union Employee Status

Modesto, CA	P039	August 17, 2003

LA West/Bellflower	P032

Sacramento, CA	P030	August 17, 2003

Needham, MA	P028	July 25, 2003

Minneapolis (warehouse)	P038

Canonsburg (Techs)	P027

Canonsburg (CSRs)	P040

Coraopolis (Techs)	P024

Corliss (CSRs)	P022

Corliss (Techs)	P022

East Hills	P033

Pittsburgh (Call Center)	P035

South Hills (Techs)	P020

South Hills (CSRs)	P021

EXHIBIT A

PARTICIPATING COMPANIES/LISTED EMPLOYERS

Name of Entity	Participating Company	Listed Employer	Effective Date

Ad Sales Acquisitions - TeleMedia - Charter Communications - Mediacom - Cox Communications	YES	YES	December 29, 2003

Gemstar TV Guide	YES	YES	April 1, 2004

US Cable Coastal of Texas LP (Georgia and South Carolina properties only)	YES	YES	May 1, 2004

Tech TV, Inc. (formerly Tech TV LLC)	NO	YES	May 10, 2004

Insight Communications	YES	YES	August 1, 2004

The International Channel	YES	YES	August 1, 2004

Target TV	YES	YES	January 1, 2005

Motorola	NO	YES	April 1, 2005

Liberate Technologies (California employees only)	NO	YES	April 8, 2005

Susquehanna Cable Co.	NO	YES	The period beginning on February 20, 2006 and ending on the date immediately following the date on which the transaction contemplated under the Susquehanna APA becomes effective (or December 31, 2006, if such transaction is not completed by that date.

Name of Entity	Participating Company	Listed Employer	Effective Date
Adelphia Communications Corporation	NO	YES	The period beginning on the Closing Date of the Adelphia Transaction and ending on the first anniversary thereof.

Time Warner NY Cable LLC	NO	YES	The date immediately following the Closing Date of the Time Warner Transaction

thePlatform for Media, Inc.	YES	YES	December 18, 2006

Insight Media	NO	YES	January 1, 2008

E! Entertainment Television, Inc.	NO	YES	January 1, 2008

NON-PARTICIPATING COMPANIES

Company	Effective Date
THOG Productions, LLC	August 1, 2002*

*	Previously excluded by action of the Board.